Filed Pursuant to Rule 424(b)(5)
Registraiton No. 333-192219

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price per Security	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
7.50% Tangible Equity Units	9,200,000	$50.00	$460,000,000.00	$53,452.00

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus supplement

(To prospectus dated June 3, 2015)

8,000,000 7.50% Tangible Equity Units

Anadarko Petroleum Corporation

This is an offering of tangible equity units, or “Units,” issued by Anadarko Petroleum Corporation (“Anadarko”). Each Unit has a stated amount of $50. Each Unit is comprised of a prepaid equity purchase contract issued by Anadarko and a senior amortizing note issued by Anadarko having a final installment payment date of June 7, 2018 and an initial principal amount of $10.9507 per amortizing note.

Unless settled earlier as described herein, each purchase contract will automatically settle on June 7, 2018 (subject to postponement in certain limited circumstances, the “mandatory settlement date”) and we will deliver a number of common units (the “WGP common units”) representing limited partner interests in our subsidiary, Western Gas Equity Partners, LP (“WGP”), based on the applicable market value of WGP common units, subject to our right to elect to issue and deliver shares of our common stock (“APC Stock”) in lieu of such WGP common units. The applicable market value of WGP common units is the average of the daily VWAPs (as defined herein) of WGP common units for the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018. Unless earlier settled, each purchase contract will settle on the mandatory settlement date based on a “settlement rate” determined as follows (subject to adjustment and our right to settle in APC Stock):

•	if the applicable market value of WGP common units is greater than $69.8422, the settlement rate will be 0.7159 WGP common units for each purchase contract;

•

if the applicable market value of WGP common units is less than or equal to $69.8422 but greater than or equal to $58.20, the settlement rate will be a number of WGP common units for each purchase contract equal to $50, divided by the applicable market value of WGP common units; and

•	if the applicable market value of WGP common units is less than $58.20, the settlement rate will be 0.8591 WGP common units for each purchase contract.

We may irrevocably elect, by prior notice as described herein, to settle the purchase contracts on the mandatory settlement date in shares of APC Stock. If we make such an election, you will receive a number of shares of APC Stock based on the mandatory settlement value (as defined herein) and 98% of the applicable market value of APC Stock, subject to a cap of 4.0 shares of APC Stock per purchase contract. The applicable market value of APC Stock is the average of the daily VWAPs of APC Stock for the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018.

At any time prior to 5:00 p.m., New York City time, on the 33rd scheduled trading day immediately preceding June 7, 2018, you may settle any or all of your purchase contracts early, subject to satisfaction of certain conditions, and we will deliver 0.6443 WGP common units per purchase contract (subject to adjustment), which is approximately 90% of the minimum settlement rate (as defined herein), subject to our right to elect to issue and deliver shares of APC Stock in lieu of such WGP common units, all as more fully described herein. In addition, if a “fundamental change” (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of WGP common units based on the fundamental change early settlement rate, as described herein, subject to our right to elect to issue and deliver APC Stock in lieu of such WGP common units as more fully described herein. Except for cash in lieu of fractional WGP common units or fractional shares of APC Stock, as the case may be, the purchase contract holders will not receive any cash distributions under the purchase contracts.

The amortizing notes will pay you equal quarterly cash installments of $0.9375 per amortizing note (except for the September 7, 2015 installment payment, which will be $0.9063 per amortizing note), which in the aggregate will be equivalent to a 7.50% cash payment per year with respect to each $50 stated amount of Units. The amortizing notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the amortizing notes; equal in right of payment to any of our indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

Each Unit may be separated into its constituent purchase contract and amortizing note after the initial issuance date of the Units, and the separate components may be combined to recreate a Unit, as described herein.

We will apply to list the Units on The New York Stock Exchange under the symbol “AEUA,” subject to satisfaction of its minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading on The New York Stock Exchange to begin within 30 calendar days after the Units are first issued. However, we will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. We may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. Prior to this offering, there has been no public market for the Units.

WGP common units are listed on The New York Stock Exchange under the symbol “WGP.” On June 4, 2015, the last reported sale price of WGP common units on The New York Stock Exchange was $58.20 per common unit. APC Stock is listed on The New York Stock Exchange under the symbol “APC.” On June 4, 2015, the last reported sale price of our common stock on The New York Stock Exchange was $83.40 per share.

We have granted the underwriters an option to purchase, exercisable within 30 days from the date of this prospectus supplement, up to an additional 1,200,000 Units from us, solely to cover over-allotments, at the public offering price less underwriting discounts and commissions.

Concurrently with this offering of Units, pursuant to a separate prospectus and prospectus supplement, we are offering 2,000,000 WGP common units in an underwritten public offering. The completion of this offering is not contingent on the completion of the offering of WGP common units, and the completion of the offering of WGP common units is not contingent on the completion of this offering.

Investing in the Units involves risks. See “Risk factors” beginning on page S-13 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus with respect to Anadarko and the attached prospectus and prospectus supplement with respect to WGP.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus with respect to Anadarko, or the attached prospectus or prospectus supplement with respect to WGP, is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$50.00	$400,000,000
Underwriting Discounts and Commissions	$1.50	$12,000,000
Proceeds to Us (before expenses)	$48.50	$388,000,000

The underwriters expect to deliver the Units to purchasers on or about June 10 , 2015 through the book-entry facilities of The Depository Trust Company.

Sole Book-Runner

J.P. Morgan

Co-Managers

BofA Merrill Lynch	Barclays Capital Inc.	Citigroup	Credit Suisse

Deutsche Bank Securities	Goldman, Sachs & Co.	Morgan Stanley	RBC Capital Markets	Wells Fargo Securities

June 4, 2015

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and other offering material related to the securities in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where you can find more information” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf relating to this offering of securities. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We and the underwriters are offering to sell the securities, and seeking offers to buy the securities, only in jurisdictions where such offers and sales are permitted. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate at any date other than the date on the cover page of those documents.

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About this prospectus supplement

This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of a registration statement that Anadarko has filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any combination of the securities described in the accompanying prospectus up to an indeterminate amount, of which this offering is a part.

This prospectus supplement describes the specific terms of the securities we are offering and certain other matters relating to us. The accompanying prospectus gives more general information about securities we may offer from time to time, some of which does not apply to the securities we are offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement combined with the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

The statements in this prospectus supplement and the accompanying prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions.

Forward-looking statements

We have made in this prospectus supplement and in the reports and documents incorporated by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning our operations, economic performance and financial condition. These forward-looking statements include, among other things, information concerning future production and reserves, schedules, plans, timing of development, contributions from oil and gas properties, marketing and midstream activities and also include those statements preceded by, followed by, or that otherwise include the words “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” “would,” “will,” “potential,” “continue,” “forecast,” “future,” “likely,” “outlook,” or similar expressions or variations on such expressions. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will be realized. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	our assumptions about energy markets

•	production and sales volume levels

•	reserves levels

•	operating results

•	competitive conditions

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•	technology

•	availability of capital resources, levels of capital expenditures, and other contractual obligations

•	supply and demand for, the price of, and the commercialization and transporting of natural gas, oil, natural gas liquids (“NGLs”), and other products or services

•	volatility in the commodity-futures market

•	weather

•	inflation

•	availability of goods and services, including unexpected changes in costs

•	drilling risks

•	processing volumes and pipeline throughput

•	general economic conditions nationally, internationally, or in the jurisdictions in which we or our subsidiaries are, or in the future may be, doing business

•	our inability to timely obtain or maintain permits or other governmental approvals, including those necessary for drilling and/or development projects

•

legislative or regulatory changes, including changes relating to hydraulic fracturing; retroactive royalty or production tax regimes; deepwater drilling and permitting regulations; derivatives reform; changes in state, federal, and foreign income taxes; environmental regulation; environmental risks; and liability under federal, state, foreign, and local environmental laws and regulations

•

the ability of BP Exploration & Production Inc. (“BP”) to meet its indemnification obligations to us for Deepwater Horizon events, including, among other things, damage claims arising under the Oil Pollution Act of 1990, claims for natural resource damages and associated damage-assessment costs, and any claims arising under the Operating Agreement for the Macondo well, as well as the ability of BP Corporation North America Inc. and BP p.l.c. to satisfy their guarantees of such indemnification obligations

•	the impact of remaining claims related to the Deepwater Horizon events, including, but not limited to, fines, penalties, and punitive damages against us, for which we are not indemnified by BP

•	civil or political unrest or acts of terrorism in a region or country

•	the creditworthiness and performance of our counterparties, including financial institutions, operating partners, and other parties

•	volatility in the securities, capital, or credit markets and related risks such as general credit, liquidity, and interest-rate risk

•	our ability to successfully monetize select assets, repay our debt, and the impact of changes in our credit ratings

•	disruptions in international oil, NGLs, and condensate cargo shipping activities

•	physical, digital, internal, and external security breaches

•	supply and demand, technological, political, governmental and commercial conditions associated with long-term development and production projects in domestic and international locations

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•

other factors discussed below and elsewhere in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” included in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and in our other public filings, press releases, and discussions with management.

Further, WGP has made certain statements in the attached prospectus supplement and accompanying prospectus with respect to it and in WGP’s reports and documents incorporated by reference herein, and may from time to time make in other public filings, press releases and statements by WGP management, forward-looking statements concerning operations, economic performance and financial condition. These forward-looking statements include statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such expressions. These statements discuss future expectations, contain projections of results of operations or financial condition or include other “forward-looking” information.

Although WGP and its general partner believe that the expectations reflected in such forward-looking statements are reasonable, neither WGP nor its general partner can give any assurance that such expectations will prove to have been correct. These forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from WGP’s expectations include, but are not limited to, the following:

•	WGP’s ability to pay distributions to its unitholders

•	WGP’s expected receipt of, and the amounts of, distributions from Western Gas Partners, LP (“WES”);

•	WES’s and Anadarko’s assumptions about the energy market

•	WES’s future throughput, including Anadarko’s production, which is gathered or processed by or transported through WES’s assets

•	operating results of WES

•	competitive conditions

•	technology

•

the availability of capital resources to fund acquisitions, capital expenditures and other contractual obligations of WES, and WES’s ability to access those resources from Anadarko or through the debt or equity capital markets

•	supply of, demand for, and the price of, oil, natural gas, NGLs and related products or services;

•	weather and natural disasters

•	inflation

•	the availability of goods and services

•	general economic conditions, either internationally or domestically or in the jurisdictions in which WES is doing business

•	federal, state and local laws, including those that limit Anadarko and other producers’ hydraulic fracturing or other oil and natural gas operations

•	environmental liabilities

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•	legislative or regulatory changes, including changes affecting WGP’s or WES’s status as a partnership for federal income tax purposes

•	changes in the financial or operational condition of WES or Anadarko

•	changes in WES’s or Anadarko’s capital program, strategy or desired areas of focus

•	WES’s commitments to capital projects

•	ability of WES to use its senior unsecured revolving credit facility

•	creditworthiness of Anadarko or WES’s other counterparties, including financial institutions, operating partners, and other parties

•	WGP’s and WES’s ability to repay debt

•	WES’s ability to mitigate exposure to a substantial majority of the commodity price risks inherent in its percent-of-proceeds and keep-whole contracts

•	conflicts of interest among WES, WES’s general partner, WGP and WGP’s general partner, and affiliates, including Anadarko

•	WES’s ability to maintain and/or obtain rights to operate its assets on land owned by third parties

•	our or WES’s ability to acquire assets on acceptable terms

•

non-payment or non-performance of Anadarko or WES’s other significant customers, including under WES’s gathering, processing and transportation agreements and its $260.0 million note receivable from Anadarko

•	timing, amount and terms of our or WES’s future issuances of equity and debt securities

•

other factors discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates,” included in WGP’s Annual Report on Form 10-K for the year ended December 31, 2014, in WGP’s quarterly reports on Form 10-Q and in WGP’s other public filings and press releases

The risk factors and other factors noted throughout or incorporated by reference in this prospectus could cause Anadarko’s or WGP’s actual results to differ materially from those contained in any forward-looking statement. Except as required by law, neither Anadarko nor WGP undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Summary

This summary does not contain all of the information that is important to you. You should read carefully the entire prospectus supplement, the accompanying prospectuses and the documents incorporated by reference for a more complete understanding of this offering. You should read “Risk factors” beginning on page S-13 of this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, for more information about important risks that you should consider before making a decision to purchase the Units in this offering. You should also carefully read “Risk Factors” contained in WGP’s Annual Report on Form 10-K for the year ended December 31, 2014 and WGP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 for important risks relating to WGP and the WGP common units that you may receive upon settlement of the purchase contracts.

“Our,” “we,” “us” and “Anadarko” as used in this prospectus supplement and the accompanying prospectus Anadarko Petroleum Corporation refer solely to Anadarko Petroleum Corporation and its subsidiaries, unless otherwise indicated or the context otherwise requires. References to “WGP” refer to Western Gas Equity Partners, LP.

The “Description of the notes,” “Description of the purchase contracts” and “Description of the amortizing notes” sections of this prospectus supplement contain more detailed information about the terms and conditions of the Units.

Anadarko Petroleum Corporation

General

Anadarko Petroleum Corporation is among the world’s largest independent exploration and production companies, with approximately 2.9 billion barrels of oil equivalent of proved reserves as of December 31, 2014.

Our mission is to deliver a competitive and sustainable rate of return to shareholders by developing, acquiring, and exploring for oil and natural-gas resources vital to the world’s health and welfare. Our asset portfolio is aimed at delivering long-term value to stakeholders by combining a large inventory of development opportunities in the U.S. onshore with high-potential worldwide offshore exploration and development activities.

Our asset portfolio includes U.S. onshore resource plays in the Rocky Mountains area, the southern United States, the Appalachian basin, and Alaska. We are also among the largest independent producers in the deepwater Gulf of Mexico, and have exploration and production activities worldwide, including activities in Mozambique, Algeria, Ghana, Brazil, Colombia, Côte d’Ivoire, Kenya, Liberia, New Zealand, and other countries.

We are committed to producing energy in a manner that protects the environment and public health. Our focus is to deliver resources to the world while upholding our core values of integrity and trust, servant leadership, people and passion, commercial focus, and open communication in all business activities.

Our business segments are managed separately due to distinct operational differences and unique technology, distribution, and marketing requirements. Our three reporting segments are as follows:

Oil and gas exploration and production—This segment explores for and produces natural gas, oil, condensate, and natural gas liquids (NGLs), and plans for the development and operation of our liquefied natural gas (LNG) project.

Midstream—This segment engages in gathering, processing, treating, and transporting Anadarko and third-party oil, natural-gas, and NGLs production. We own and operate gathering, processing, treating, and transportation systems in the United States for natural gas, oil, and NGLs.

Marketing—This segment sells much of our oil, natural gas, and NGLs production, as well as third-party purchased volumes. We actively market oil, natural gas, and NGLs in the United States; oil and NGLs internationally; and the anticipated LNG production from Mozambique.

For a further description of our business, properties and operations, you should read our Annual Report on Form 10-K for the year ended December 31, 2014, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are each incorporated by reference into this prospectus supplement.

Our principal executive offices are located at 1201 Lake Robbins Dr., The Woodlands, Texas 77380, and our telephone number is (832) 636-1000. We maintain a website on the Internet at http://www.anadarko.com. Information that you may find on our website is not part of this prospectus supplement.

Western Gas Equity Partners, LP

WGP is a Delaware limited partnership formed to own three types of partnership interests in Western Gas Partners, LP (“WES”). WES is a growth-oriented Delaware limited partnership organized by us to acquire, own, develop and operate midstream energy assets. WGP’s only cash-generating assets consist of our partnership interests in WES, which, as of March 31, 2015, consisted of the following:

•	2,583,068 WES general partner units, representing a 1.8% general partner interest in WES;

•

all of the incentive distribution rights in WES, which entitle WGP to receive increasing percentages, up to the maximum level of 48.0%, of any incremental cash distributed by WES as certain target distribution levels are reached in any quarter; and

•	49,296,205 WES common units, representing a 34.8% limited partner interest in WES.

WGP’s principal executive offices are located at 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046, and WGP’s telephone number is (832) 636-6000. WGP’s website is located at http://www.westerngas.com. The information on WGP’s website is not part of this prospectus supplement.

Concurrent WGP common unit offering

Concurrently with this offering of Units, pursuant to a separate prospectus and prospectus supplement, we are offering 2,000,000 WGP common units in an underwritten public offering. We will use the net proceeds of the offering of WGP common units for general corporate purposes. On June 4, 2015, the last reported sales price of WGP common units on the New York Stock Exchange was $58.20.

There can be no assurance that the WGP common unit offering will be completed. The completion of this offering is not contingent on the completion of the offering of the WGP common units, and the completion of the WGP common unit offering is not contingent on the completion of this offering.

The offering

The summary below describes the principal terms of the Units, the purchase contracts and the amortizing notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Units,” “Description of the purchase contracts” and “Description of the amortizing notes” sections of this prospectus supplement, the “Description of Capital Stock,” “Description of Debt Securities,” “Description of Purchase Contracts” and “Description of Units” sections of the accompanying prospectus with respect to Anadarko and the “Description of Common Units,” “The Partnership Agreement of Western Gas Equity Partners, LP” and “Provisions of Our Partnership Agreement Relating to Cash Distributions” sections of the attached prospectus with respect to WGP contain a more detailed description of the terms and conditions of the Units, the purchase contracts, the amortizing notes, the APC Stock and the WGP common units. As used in this section, the terms “Anadarko,” “we,” “our” and “us” refer to Anadarko Petroleum Corporation and do not include its existing or future subsidiaries or affiliates. As used in this section, the term “WGP” refers to Western Gas Equity Partners, LP and does not include its existing or future subsidiaries or affiliates.

The Units

Issuer	Anadarko Petroleum Corporation, a Delaware corporation.

Number of Units offered	8,000,000 Units. We have also granted the underwriters an option to purchase up to an additional 1,200,000 Units, solely to cover over-allotments.

Stated amount and initial offering price of each Unit	$50 for each Unit.

Components of each Unit	Each Unit is comprised of two parts:

•	a prepaid equity purchase contract issued by us (a “purchase contract”); and

•	a senior amortizing note issued by us (an “amortizing note”).

Unless settled earlier at the holder’s option, each purchase contract will, subject to postponement in certain limited circumstances, automatically settle on the mandatory settlement date described below, and we will deliver to the holder of each purchase contract not more than 0.8591 common units representing limited partner interests in our subsidiary, WGP (“WGP common units”), and not less than 0.7159 WGP common units, subject to adjustment, based upon the applicable settlement rate and applicable market value of WGP common units, subject to our right to irrevocably elect to issue and deliver shares of our common stock, par value $0.10 per share (“APC Stock”), in lieu of such WGP common units, all as described below under “Description of the purchase contracts—Settlement on the mandatory settlement date.” The APC Stock may be newly issued APC Stock or treasury APC Stock.

Other than cash payments in lieu of fractional WGP common units or fractional shares of APC Stock, as the case may be, the purchase contract holders will not receive any cash distributions under the purchase contracts.

Each amortizing note will have an initial principal amount of $10.9507, will bear interest at the rate of 1.50% per annum and will have a final installment payment date of June 7, 2018. On each March 7, June 7, September 7 and December 7, commencing on September 7, 2015, we will pay equal quarterly cash installments of $0.9375 per amortizing note (except for the September 7, 2015 installment payment, which will be $0.9063 per amortizing note), which in the aggregate per year will be equivalent to a 7.50% cash payment per year with respect to each $50 stated amount of Units. Each installment will constitute a payment of interest and a partial repayment of principal, allocated as set forth on the amortization schedule set forth under “Description of the amortizing notes—Amortization schedule.”

The return to an investor on a Unit will depend upon the return provided by each component. The return will depend on the value of the WGP common units delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes. If we elect to issue and deliver shares of APC Stock in lieu of WGP common units upon settlement of the purchase contracts, your return would also depend on the value of the shares of APC Stock delivered upon settlement of the purchase contracts.

Each Unit may be separated into its components	Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third scheduled trading day immediately preceding June 7, 2018. Prior to separation, the purchase contracts and amortizing notes may only be purchased and transferred together as Units. See “Description of the Units—Separating and recreating Units.”

A Unit may be recreated from its components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a Unit. See “Description of the Units—Separating and recreating Units.”

Trading	We will apply to list the Units on The New York Stock Exchange under the symbol “AEUA,” subject to satisfaction of its minimum listing standards with respect to the Units. If approved for listing, we expect trading on The New York Stock Exchange to begin within 30 calendar days after the Units are first issued. However, we will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. We may apply to list such separate purchase contracts and separate amortizing notes in the future as described under “Description of the Units—Listing of securities.” Prior to this offering, there has been no public market for the Units.

New York Stock Exchange symbol for WGP common units	WGP common units are listed on The New York Stock Exchange under the symbol “WGP.”

New York Stock Exchange symbol for APC Stock	APC Stock is listed on The New York Stock Exchange under the symbol “APC.”

Use of proceeds	We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately $387.1 million (or approximately $445.3 million if the underwriters exercise their over-allotment option in full).

We intend to use the net proceeds of this offering, including any proceeds we may receive from the exercise by the underwriters of their over-allotment option, for general corporate purposes. See “Use of proceeds.”

Insider Participation	R. A. Walker, the Chief Executive Officer and a director of Anadarko, is expected to purchase approximately $125,000 stated amount of Units in connection with this offering and approximately $125,000 of WGP common units in connection with the concurrent WGP common unit offering, in each case at the applicable public offering price.

United States federal income tax considerations	Although there is no authority directly on point and therefore the issue is not free from doubt, (1) each Unit should be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes, (2) those instruments should be treated as a prepaid forward contract to purchase a variable number of WGP common units or, if we so elect, APC Stock on a future date and an amortizing note that is indebtedness of Anadarko, and (3) payments with respect to the amortizing notes should be treated in part as partial repayments of principal and in part as payments of interest, in accordance with the terms of the amortizing notes. A holder of Units should be treated as owning each of the two separate components of the Units, the purchase contracts and amortizing notes, and should not be treated as an owner of WGP common units or APC Stock received pursuant to a purchase contract prior to settlement of the purchase contract. As a result, a holder of Units will not receive a Schedule K-1 with respect to WGP unless and until such holder receives WGP common units in settlement of a purchase contract. By acquiring a Unit, unless otherwise required by law, you agree to treat the Units, the amortizing notes and the purchase contracts consistently with their forms and the U.S. federal income tax positions described in “Material United States federal income tax consequences—In general,” including that the Units are investment units composed of two separate instruments, that the purchase contracts are prepaid forward contracts to purchase a variable number of WGP common units or, at our election, APC Stock on a future date, and that the amortizing notes are indebtedness of Anadarko.

You are encouraged to consult your tax advisors regarding the tax treatment of an investment in Units and whether a purchase of a Unit is advisable in light of your particular tax situation and the discussion pertaining to tax risks under “Risk factors” and under “Material United States federal income tax consequences.”

Concurrent offering of WGP common units	Concurrently with this offering of Units, pursuant to a separate prospectus and prospectus supplement, we are offering 2,000,000 WGP common units in an underwritten public offering. We will use the net proceeds from the offering of WGP common units, including any proceeds we may receive from the exercise by the underwriters of their option to purchase additional WGP common units, for general corporate purposes. On June 4, 2015, the last reported sale price of WGP common units on the New York Stock Exchange was $58.20.

There can be no assurance that the WGP common unit offering will be completed. The completion of this offering is not contingent on the completion of the offering of the WGP common units, and the completion of the WGP common unit offering is not contingent on the completion of this offering.

The purchase contracts

Mandatory settlement date	June 7, 2018, subject to postponement for non-trading days in limited circumstances as described herein.

Mandatory settlement	On the mandatory settlement date, unless a purchase contract has been earlier settled at the holder’s option, such purchase contract will automatically settle, and we will deliver a number of WGP common units equal to the applicable settlement rate, subject to our right to irrevocably elect, by prior notice as described herein, to issue and deliver shares of APC Stock in lieu of such WGP common units as described below.

No fractional WGP common units or fractional shares of APC Stock will be delivered or issued and delivered, as the case may be, to holders upon settlement of purchase contracts. In lieu of fractional WGP common units or fractional shares of APC Stock, as the case may be, holders will be entitled to receive a cash payment of equivalent value calculated as described herein.

Settlement rate for the mandatory settlement date	The “settlement rate” for each purchase contract will be not more than 0.8591 WGP common units and not less than 0.7159 WGP common units (each subject to adjustment as described herein and subject to our right to irrevocably elect to issue and deliver shares of APC Stock in lieu of such WGP common units, as described below), depending on the applicable market value of WGP common units, calculated as described below.

•	If the applicable market value of WGP common units is greater than $69.8422 (the “threshold appreciation price”), the settlement rate will be 0.7159 WGP common units per purchase contract (the “minimum settlement rate”).

•

If the applicable market value of WGP common units is greater than or equal to $58.20 (the “reference price”) but less than or equal to the threshold appreciation price, the settlement rate will be a number of WGP common units per purchase contract equal to $50, divided by the applicable market value of WGP common units.

•	If the applicable market value of WGP common units is less than the reference price, the settlement rate will be 0.8591 WGP common units per purchase contract (the “maximum settlement rate”).

The reference price is the public offering price of WGP common units in the concurrent WGP common unit offering described above. The threshold appreciation price will be equal to $50, divided by the minimum settlement rate (rounded to the nearest $0.0001) and represents an approximately 20% appreciation over the reference price. Each of the maximum settlement rate, the minimum settlement rate, the reference price and the threshold appreciation price is subject to adjustment as described below under “Description of the purchase contracts—Adjustments to the fixed settlement rates.”

The “applicable market value” of WGP common units means the average of the “daily VWAPs” (as defined below under “Description of the purchase contracts—Settlement on the mandatory settlement date”) of WGP common units for the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018.

The following table illustrates the settlement rate per purchase contract and the value of WGP common units deliverable upon settlement on the mandatory settlement date, determined using the applicable market value of WGP common units shown, subject to adjustment, and assumes that we do not elect to settle the purchase contracts on the mandatory settlement date in shares of APC Stock.

Applicable market value of WGP common units	Settlement rate	Value of WGP common units delivered (based on the applicable market value thereof)

Less than $58.20	0.8591 WGP common units	Less than $50

Greater than or equal to $58.20 but less than or equal to $69.8422	A number of WGP common units equal to $50, divided by the applicable market value of WGP common units	$50

Greater than $69.8422	0.7159 WGP common units	Greater than $50

Our right to irrevocably elect to settle purchase contracts in shares of APC Stock	Unless an APC delisting (as defined below under “Description of the purchase contracts—Settlement on the mandatory settlement date—Our right to elect to settle the purchase contracts on the mandatory settlement date in APC Stock in lieu of WGP common units”) has occurred and is continuing, we may elect to settle the purchase contracts on the mandatory settlement date in shares of APC Stock by delivering holders an irrevocable notice of such election prior to the 33rd scheduled trading day immediately preceding the mandatory settlement date. If we make such an election, the number of shares of APC Stock issuable and deliverable on the mandatory settlement date will be based on the settlement rate of WGP common units as described above, multiplied by the applicable market value of WGP common units (the “mandatory settlement value”), and will be calculated by dividing the mandatory settlement value by 98% of the applicable market value of APC Stock.

However, notwithstanding the foregoing, in no event will the number of shares of APC Stock delivered upon settlement of each purchase contract exceed 4.0 shares of APC Stock (the “share cap”). To the extent that the mandatory settlement value exceeds the product of the number of shares of APC Stock delivered in settlement of each purchase contract and 98% of the applicable market value of APC Stock, we will have no obligation to pay such excess amount in cash, WGP common units or otherwise.

The share cap is subject to adjustment as described below under “Description of the purchase contracts—APC anti-dilution adjustments.”

The “applicable market value” of APC Stock means the average of the “daily VWAPs” of APC Stock for the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018.

Early settlement at your election	At any time prior to 5:00 p.m., New York City time, on the 33rd scheduled trading day immediately preceding June 7, 2018, you may settle any or all of your purchase contracts early, in which case we will deliver a number of WGP common units per purchase contract equal to the early settlement rate (subject to our right to elect to issue and deliver shares of APC Stock in lieu of such WGP common units, as described below), unless such early settlement occurs in connection with a fundamental change, in which case the provisions described under “—Early settlement at your election upon a fundamental change” below will apply. The “early settlement rate” is 0.6443 WGP common units, which is approximately 90% of the minimum settlement rate and is subject to adjustment as described below under “Description of the purchase contracts—Adjustments to the fixed settlement rates.” The market value of WGP common units on the early settlement date (as defined under “Description of the purchase contracts—Early settlement—Early settlement procedures”) will not affect the early settlement rate.

In respect of any early settlement notice date (as defined below under “Description of the purchase contracts—Early settlement—Early settlement procedures”), we may irrevocably elect to settle all purchase contracts for which holders exercise their early settlement right in shares of APC Stock (an “APC early settlement election”), unless an APC delisting has occurred and is continuing, by delivering to each such holder and the purchase contract agent an irrevocable notice of such election no later than 5:00 p.m., New York City time, on the trading day immediately following such early settlement notice date. If we make an APC early settlement election with respect to your purchase contract, you will receive a number of shares of APC Stock per purchase contract equal to (a) the early settlement rate, multiplied by the early settlement market value of WGP common units (the “early settlement value”), divided by (b) 98% of the early settlement market value of APC Stock, calculated as described below. However, in no event will the number of shares of APC Stock delivered per purchase contract upon early settlement exceed the share cap. To the extent the early settlement value exceeds the product of the number of shares of APC Stock delivered in early settlement of your purchase contract, multiplied by 98% of the early settlement market value of APC Stock, we will have no obligation to pay such excess amount in cash, WGP common units or otherwise.

The “early settlement market value” of each of WGP common units and APC Stock will be the average of the daily VWAPs of the WGP common units and APC Stock, as the case may be, over a 20-trading day period commencing on the second trading day immediately following the early settlement notice date.

Upon early settlement of a purchase contract that is a component of a Unit at your election, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Early settlement at your election upon a fundamental change	At any time prior to 5:00 p.m., New York City time, on the 33rd scheduled trading day immediately preceding June 7, 2018, if a “fundamental change” (as defined below under “Description of the purchase contracts—Early settlement upon a fundamental change”) occurs, you may settle any or all of your purchase contracts early. If you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of WGP common units, subject to our right to elect to issue and deliver shares of APC Stock in lieu of such WGP common units as described below, based on the “fundamental change early settlement rate” as described under “Description of the purchase contracts—Early settlement upon a fundamental change.”

Unless an APC delisting has occurred and is continuing, we may irrevocably elect to settle all purchase contracts for which holders exercise their fundamental change early settlement right in respect of a fundamental change as described above in shares of APC Stock (an “APC fundamental change early settlement election”) by delivering to all holders and the purchase contract agent an irrevocable notice of such election prior to the close of business on the second trading day immediately following the effective date of such fundamental change. If we make an APC fundamental change early settlement election with respect to your purchase contract, you will receive a number of shares of APC Stock per purchase contract equal to (a) the fundamental change early settlement rate, multiplied by the relevant “unit price” of WGP common units in connection with such fundamental change (the “fundamental change early settlement value”), divided by (b) 98% of the fundamental change market value of APC Stock, calculated as described below. However, in no event will the number of shares of APC Stock delivered per purchase contract upon early settlement in connection with a fundamental change exceed the share cap. To the extent the fundamental change early settlement value exceeds the product of the number of shares of APC Stock delivered in early settlement of your purchase contract in connection with a fundamental change, multiplied by 98% of the fundamental change market value of APC Stock, we will have no obligation to pay such excess amount in cash, WGP common units or otherwise.

The “unit price” of WGP common units and the “fundamental change market value” of APC Stock will be the average of the daily VWAPs of the WGP common units and APC Stock, respectively, over a 20-trading day period commencing on the third trading day following the effective date of the relevant fundamental change.

Upon early settlement at your election in connection with a fundamental change of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon such fundamental change.

The amortizing notes

Initial principal amount of each amortizing note	$10.9507

Installment payments	Each quarterly installment payment of $0.9375 per amortizing note (except for the September 7, 2015 installment payment, which will be $0.9063 per amortizing note) will be paid in cash and will constitute a payment of interest and a partial repayment of principal, computed at an annual rate of 1.50%. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under “Description of the amortizing notes—Amortization schedule.”

Installment payment dates	Each March 7, June 7, September 7 and December 7, commencing on September 7, 2015, with a final installment payment date of June 7, 2018.

Ranking of the amortizing notes	The amortizing notes will be senior unsecured obligations of Anadarko and will rank:

•	senior in right of payment to any of Anadarko’s indebtedness that is expressly subordinated in right of payment to the amortizing notes;

•	equal in right of payment to any of Anadarko’s indebtedness that is not so subordinated;

•	effectively junior in right of payment to any of Anadarko’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all indebtedness and other liabilities (including trade payables) of Anadarko’s subsidiaries.

As of March 31, 2015, we had approximately $16.9 billion of total consolidated indebtedness. As of March 31, 2015, on an as-adjusted basis after giving effect to this offering, approximately $4.5 billion of our total consolidated indebtedness would be primary indebtedness of our subsidiaries, which would be structurally senior to the Units.

See “Description of the amortizing notes—Ranking” below.

No guarantees	The amortizing notes will not be guaranteed by any of our subsidiaries.

Risk factors	Investing in the Units involves risks. See “Risk factors” for a description of certain risks you should consider before investing in the Units.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Year ended December 31,					Three months ended March 31, 2015
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	(1)	2.57x	3.71x	(1)	2.15x	(1)

(1)	As a result of our net loss in the years ended December 31, 2014 and 2011 and the three months ended March 31, 2015, our earnings did not cover fixed charges by $98 million and $3,617 million for the years ended December 31, 2014 and 2011, respectively, and by $4,638 million for the three months ended March 31, 2015.

These ratios were computed by dividing earnings by fixed charges. For this purpose, earnings include income from continuing operations before income taxes, adjusted for: income or loss from equity investees, fixed charges to the extent they affect current year earnings, amortization of capitalized interest, distributed income of equity investees, and interest capitalized during the year. Fixed charges include interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and estimates of interest within rental expenses.

Risk factors

An investment in our Units involves risks. You should carefully consider the following risk factors as well as the risk factors contained in our annual and quarterly reports and other information incorporated herein by reference in addition to the other information contained or incorporated by reference in the accompanying prospectuses in deciding whether to invest in our Units. You should also carefully consider the risk factors contained in WGP’s annual and quarterly reports incorporated by reference in the prospectus and prospectus supplement with respect to WGP that we have attached to this prospectus supplement that more fully describes WGP and the WGP common units that you may receive upon settlement of the purchase contracts.

Risks relating to this offering and ownership of the Units, separate purchase contracts and separate amortizing notes

You will bear the risk that the market value of WGP common units may decline.

The market price for WGP common units has been and may continue to be volatile. As the price of WGP common units on The New York Stock Exchange constantly changes, it is impossible to predict whether the price of WGP common units will rise or fall. The price of WGP common units will be influenced by WGP’s financial condition, operating results and prospects and by economic, financial and other factors, such as prevailing interest rates, interest rate volatility and changes in WGP’s industry and competitors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of WGP common units by us or WGP in the market, or the perception that such sales could occur, could affect the price of WGP common units.

The purchase contracts, pursuant to which we may deliver to you WGP common units, are components of the Units. The number of WGP common units that you will receive upon settlement of a purchase contract on the mandatory settlement date (subject to earlier settlement and our right to elect to issue and deliver shares of APC Stock in lieu of WGP common units), whether as a component of a Unit or a separate purchase contract, will depend upon the applicable market value of WGP common units, which will be equal to the average of the daily volume weighted average prices, or daily VWAPs, of WGP common units for the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018. There can be no assurance that the market value of the WGP common units received by you will be equal to or greater than the reference price of $58.20. If the applicable market value of WGP common units is less than the reference price, then the aggregate market value of the WGP common units delivered (or shares of APC Stock issued and delivered) to you on the mandatory settlement date (assuming that such market value is the same as the applicable market value of the WGP common units or APC Stock, as the case may be) will be less than the initial purchase price of the Units. Therefore, you assume the entire risk that the market value of WGP common units may decline before the mandatory settlement date. Any decline in the market value of WGP common units, and therefore the Units, may be substantial.

In addition, if you elect to settle your purchase contracts early, you will receive a number of WGP common units per purchase contract equal to approximately 90% of the “minimum settlement rate” of 0.7159 WGP common units, subject to adjustment and subject to our right to elect to issue and deliver shares of APC Stock in lieu of such WGP common units. The aggregate market value of the WGP common units delivered (or shares of APC Stock issued and delivered) to you upon such early settlement will be less than the initial purchase price of the Units unless the market value of WGP common units has appreciated sufficiently from the reference price. If you elect to settle your purchase contracts early in connection with a fundamental change, you will receive upon settlement of your purchase contracts a number of WGP common units (or shares of APC Stock) based on a “fundamental change early settlement rate” described under “Description of the purchase contracts—Early settlement upon a fundamental change” below. In such case, the market value of the WGP common units delivered (or shares of APC Stock issued and delivered) to you upon such early settlement in connection with a fundamental change may be less than the initial purchase price of the Units if the market value of WGP common units is below, or not sufficiently above, the reference price.

Our right to issue and deliver shares of APC Stock in lieu of WGP common units may adversely affect you.

Under the terms of the purchase contracts, we may elect to issue and deliver shares of APC Stock in lieu of delivering WGP common units in settlement of the purchase contracts on the mandatory settlement date or any date for earlier settlement of the purchase contracts, and in a bankruptcy of Anadarko. Other than in a bankruptcy of Anadarko, the number of shares of APC Stock we will issue and deliver will be calculated by dividing the mandatory settlement value, early settlement value or fundamental change early settlement value of the purchase contracts, as the case may be, by 98% of the average volume weighted average price of the APC Stock calculated over a 20 consecutive trading day period. As a result, subject to the share cap as described below, the value of APC Stock (based on the average volume weighted average price of APC Stock over such 20 consecutive trading day period) you will receive if we elect to issue and deliver APC Stock in lieu of WGP common units will be greater (by approximately 2%) than the value of the WGP common units (based on the average volume weighted average price of the WGP common units over such 20 consecutive trading day period) we were otherwise obligated to deliver. However, our election to issue and deliver APC Stock in lieu of WGP common units may adversely affect you in a number of ways:

•

The share cap may limit the number of shares of APC Stock we issue and deliver.    In no event are we obligated to issue and deliver more than 4.0 shares of APC Stock per purchase contract if we elect to issue and deliver APC Stock lieu of delivering WGP common units. This means that the number of shares of APC Stock that you receive upon settlement of the purchase contracts may have a value (based on the average volume weighted average price of the APC Stock over the relevant 20 consecutive trading day period) that is less than the value of the WGP common units that you would have received upon settlement of the purchase contract if we had not elected to issue and deliver APC Stock in lieu of such WGP common units (based on the average volume weighted average price of the WGP common units over the such 20 consecutive trading day period). We will not be obligated to pay cash or deliver WGP common units to make up for that difference, and you will bear the loss in value as a result of the share cap. We may elect to issue and deliver shares of APC Stock in lieu of delivering WGP common units, even if we expect the share cap to limit the number of shares of APC Stock we are obligated to issue and deliver.

•

You will not receive WGP common units, and you may not be able to sell APC Stock at a price equal to or greater than the value as the WGP common units.    The number of shares of APC Stock we will issue and deliver in lieu of WGP common units will have a value (based on the average volume weighted average price of the APC Stock over the relevant 20 consecutive trading day period) at least equal to the WGP common units (based on the average volume weighted average price of the WGP common units over such 20 consecutive trading day period) we otherwise would have delivered to you, subject to the share cap. However, because we are delivering APC Stock and not WGP common units, you will not be entitled to any of the benefits or risks of owning WGP common units. If you sell APC Stock received upon settlement of the purchase contracts, there can be no assurance your after-tax proceeds from such sale will be equal to or greater than the value of the WGP common units we otherwise would have delivered to you, or that you will be able to purchase with such proceeds the number of WGP common units that we otherwise would have delivered to you.

•

Issuing APC Stock is dilutive.    The WGP common units underlying the purchase contracts are currently issued and outstanding and owned by us. Consequently, the delivery of WGP common units in settlement of the purchase contracts will not be dilutive, because WGP will not issue any new common units in connection with that settlement. However, if we elect or are required to issue and deliver APC Stock in lieu of delivering WGP common units, we may issue newly issued shares of APC Stock or treasury APC Stock, which would be dilutive to existing shareholders. That dilution, or the perception of that dilution in the market, could adversely affect the market price of the APC Stock we issue and deliver in settlement of the purchase contracts.

•

We may elect to issue and deliver APC Stock in an Anadarko bankruptcy.    In the event of our bankruptcy, we will retain the ability to elect to issue and deliver shares of APC Stock in lieu of WGP common units in settlement of the purchase contracts. If we so elect, we will be obligated to issue and deliver a number of shares of APC Stock equivalent in value, as reasonably determined by our board of directors, to the WGP common units otherwise deliverable. Your claim for APC Stock in an Anadarko bankruptcy in such case may be less valuable than a claim on WGP common units.

The opportunity for equity appreciation provided by an investment in the Units is less than that provided by a direct investment in WGP common units.

The aggregate market value of the WGP common units delivered or, in the event that we elect to issue and deliver shares of APC Stock in lieu of such WGP common units, the shares of APC Stock issued and delivered, to you upon settlement of a purchase contract on the mandatory settlement date generally will exceed the $50 stated amount of each Unit only if the applicable market value of WGP common units exceeds the threshold appreciation price. Therefore, during the period prior to the mandatory settlement date, an investment in a Unit affords less opportunity for equity appreciation than a direct investment in WGP common units. If the applicable market value of WGP common units equals or exceeds the reference price but is less than or equal to the threshold appreciation price, you will realize no equity appreciation on WGP common units above the reference price. Furthermore, if the applicable market value of WGP common units exceeds the threshold appreciation price, you would receive only a portion of the appreciation in the market value of the WGP common units you would have received had you purchased WGP common units with $50 at the reference price (which is the public offering price of WGP common units in the concurrent WGP common unit offering). See “Description of the purchase contracts—Settlement on the mandatory settlement date” for a table showing the number of WGP common units that you would receive at various applicable market values of WGP common units.

The trading prices for the Units, the purchase contracts and the amortizing notes will be directly affected by the trading prices for WGP common units, the general level of interest rates and our credit quality, each of which is impossible to predict.

It is impossible to predict whether the prices of WGP common units, interest rates or our credit quality will rise or fall. The price of the WGP common units will be influenced by general stock market conditions and WGP’s operating results and business prospects and other factors described elsewhere in these “Risk factors” and in the prospectus and prospectus supplement that we have attached to this prospectus supplement that more fully describes WGP and the WGP common units.

In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, can affect the price of WGP common units, as can sales by WGP, us or WGP’s other common unitholders of substantial amounts of WGP common units in the market after the offering of the Units, or the perception that those sales could occur.

The market for WGP common units likely will influence, and be influenced by, any market that develops for the Units or the separate purchase contracts. For example, investors’ anticipation of the distribution into the market of the WGP common units deliverable upon settlement of the purchase contracts could depress the price of WGP common units and increase the volatility of the price of WGP common units, which could in turn depress the price of the Units or the separate purchase contracts. The price of WGP common units also could be affected by sales of such WGP common units by investors who view the Units as a more attractive means of equity participation in WGP and by hedging or arbitrage trading activity that is likely to develop involving the Units, separate purchase contracts and the WGP common units. This hedging or arbitrage activity could, in turn, affect the trading prices of the Units, the separate purchase contracts and the WGP common units.

Regulatory actions regarding short selling, swaps and other events may adversely affect the trading price and liquidity of the Units.

We expect that many investors in, and potential purchasers of, the Units will employ, or seek to employ, an arbitrage strategy with respect to the Units or separate purchase contracts. Investors would typically implement such a strategy by selling short the WGP common units underlying the Units or separate purchase contracts and dynamically adjusting their short position while continuing to hold such Units or separate purchase contracts. Investors may also implement this type of strategy by entering into swaps on WGP common units in lieu of or in addition to short selling the WGP common units.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including WGP common units). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Units to effect short sales of WGP common units, borrow WGP common units or enter into swaps on WGP common units could adversely affect the trading price and the liquidity of the Units.

We may not be able to settle your purchase contracts and deliver WGP common units or shares of APC Stock, or make payments on the amortizing notes, in the event that we file for bankruptcy.

Pursuant to the terms of the purchase contract agreement, your purchase contracts will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to Anadarko. A bankruptcy court may prevent us from delivering WGP common units or shares of APC Stock to you in settlement of your purchase contracts. In such circumstances or if for any other reason the accelerated purchase contracts are not settled by the delivery of WGP common units or shares of APC Stock, we expect that your resulting claim for damages will rank equally with the claims of holders of APC Stock, in which case you will only be able to recover damages to the extent holders of APC Stock receive any recovery. See “Description of the purchase contracts—Consequences of bankruptcy.”

In addition, with respect to the amortizing notes, bankruptcy law and bankruptcy related court orders generally prohibit the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If Anadarko becomes a debtor in a bankruptcy case, so long as the case was pending, you would likely not receive timely installment payments under the amortizing note component of the Units.

Provisions of the U.S. Bankruptcy Code may adversely affect the rights of holders of the purchase contracts and, even in a bankruptcy, we may elect to issue and deliver shares of APC Stock.

Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to Anadarko. Upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of WGP common units per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration

(regardless of the market value of WGP common units at that time) or, at our election, a number of shares of APC Stock of equivalent value (as reasonably determined by our board of directors).

Under the U.S. Bankruptcy Code, a claim arising from rescission of a purchase or sale of a security of the debtor or an affiliate of the debtor or for damages arising from the purchase or sale of such a security are required to be subordinated to all claims or interests that are senior to or equal to the claim or interest represented by such security, except that if such security is common equity, such claim will have the same priority as common equity. For these purposes, WGP will be considered to be our affiliate. There is limited judicial precedent interpreting the application of the subordination provision described above with respect to contracts involving the purchase of securities of affiliates, and there is no judicial precedent interpreting the application of these provisions with respect to securities identical to the purchase contracts. In the event of our bankruptcy, the bankruptcy court may interpret these provisions in a manner so as to subordinate any claim for damages that you may have against us under the purchase contracts to the same level as claims of holders of our common stock in the bankruptcy proceeding, in which case you will only be able to recover damages to the extent holders of our common stock received any recovery. As a result of the foregoing, the rights of the purchase contract holders may be adversely affected in the event of our bankruptcy.

The concurrent WGP common unit offering and future sales of WGP common units in the public market could lower the market price for WGP common units and adversely impact the trading price of the Units.

WGP had 218,909,977 common units outstanding as of March 31, 2015. We currently hold 193,387,365 WGP common units (before giving effect to the concurrent WGP common unit offering), representing 88.3% of the outstanding WGP common units. Our shelf registration statement with respect to WGP common units registers the future offer and sale of up to 34.3 million WGP common units, or 15.6% of the outstanding WGP common units, from time to time. Sales by us, including pursuant to the concurrent WGP common unit offering, or by other large holders of a substantial number of WGP common units in the public markets, or the perception that such sales might occur, could have a material adverse effect on the price of WGP common units or could impair WGP’s ability to obtain capital through an offering of equity securities. In addition, under WGP’s partnership agreement, WGP’s general partner and its affiliates, including us, have registration rights relating to the offer and sale of any WGP common units that they and we hold, subject to certain limitations.

The issuance and sale of substantial amounts of WGP common units, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Units and the market price of WGP common units.

If our concurrent WGP common unit offering is not consummated, the market price of WGP common units and the trading price of the Units could be adversely affected.

This Units offering is not contingent on the consummation of our concurrent WGP common unit offering. If our concurrent WGP common unit offering is not consummated for any reason, the market price of WGP common units and the trading price of the Units could be adversely affected.

You may receive WGP common units or shares of APC Stock upon settlement of the purchase contracts that have a per unit or per share value that is lower than the price of the WGP common units or shares of APC Stock, as the case may be, just prior to the relevant settlement date.

Because the applicable market value of the WGP common units will be determined over the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018, the number of WGP common units delivered on the mandatory settlement date for each purchase contract may be less than the number that would have been delivered if the calculation were to be based on the price of the WGP common units on the last trading day in such 20 consecutive trading day period. Similarly, the fundamental change early settlement rate will be determined by reference to the average volume weighted average price of WGP common units over the 20 consecutive trading day period beginning on, and including, the third trading day immediately following the effective date of the relevant fundamental change. The number of WGP common units delivered upon a fundamental change early settlement may therefore be less than the number that would have been delivered if the calculation were to be based on the price of the WGP common units on either the last trading day in such 20 consecutive trading day period or on such effective date.

If we elect to issue and deliver shares of APC Stock in lieu of WGP common units on the mandatory settlement date or upon an early settlement of a purchase contract (including in connection with a fundamental change) the number of shares of APC Stock issuable and deliverable will be determined based on the average volume weighted average price of APC Stock over a 20 consecutive trading day period. The number of shares of APC Stock delivered upon settlement of such purchase contract may be less than the number that would have been delivered if the calculation were to be based on the price of the APC Stock on the last trading day in such 20 consecutive trading day period.

In addition, you will bear the risk of fluctuations in the market price of the WGP common units or shares of APC Stock, as the case may be, deliverable upon settlement of the purchase contracts between the end of any such valuation and the date such WGP common units or shares of APC Stock are delivered.

If you elect to settle your purchase contracts early, you may not receive the same return on your investment as holders whose purchase contracts are settled on the mandatory settlement date.

Holders of the Units or separate purchase contracts have the option to settle their purchase contracts early at any time beginning on, and including, the business day immediately following the date of initial issuance of the Units until 5:00 p.m., New York City time, on the 33rd scheduled trading day immediately preceding June 7, 2018. However, if you settle your purchase contracts prior to 5:00 p.m., New York City time, on the 33rd scheduled trading day immediately preceding June 7, 2018, you will receive for each purchase contract a number of WGP common units equal to approximately 90% of the minimum settlement rate (or, at our election, a number of shares of APC Stock based on the value of such WGP common units over a 20 consecutive trading day period following your election to settle such purchase contract early), regardless of the current market value of the WGP common units, unless you elect to settle your purchase contracts early in connection with a fundamental change in which case you will be entitled to settle your purchase contracts at the fundamental change early settlement rate, which may be greater than the minimum settlement rate. In either case, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

In addition, if (i) a holder seeks to exercise its early settlement right (as defined under “Description of the purchase contracts—Early settlement”), (ii) we do not elect to settle the relevant purchase contracts in shares of APC Stock, and (iii) an effective WGP registration statement is required in connection with the exercise of such right but one is not then available, the holder’s exercise of such right will be void unless and until an effective WGP registration statement is available. For example, if there is a material business transaction or development with respect to WGP that has not yet been publicly disclosed, we will not be required to cause WGP to file a registration statement or provide a prospectus in connection therewith, and the early settlement right will not be available, until WGP has publicly disclosed such transaction or development. We will, however, use commercially reasonable efforts to cause WGP to make such disclosure as soon as it is commercially reasonable to do so. Pursuant to WGP’s agreement of limited partnership, the Special Committee of the Board of Directors of WGP’s general partner has the right to delay the filing of a registration statement, or an offering under an effective registration statement, in certain circumstances.

Upon issuance of the Units, the APC Stock will incur immediate dilution.

Upon issuance of the Units, which include a purchase contract component, the APC Stock will incur immediate net tangible book value dilution on a per share basis.

WGP may issue additional WGP common units, which may dilute the value of WGP common units but may not trigger an anti-dilution adjustment under the terms of the purchase contracts.

The trading price of WGP common units may be adversely affected if WGP issues additional WGP common units. WGP’s general partner may cause WGP to issue an unlimited number of additional WGP common units or other equity securities, including securities that rank senior to the WGP common units, without WGP common unitholder approval. The issuance of additional WGP common units or other equity securities will have the following effects:

•	each WGP common unitholder’s proportionate ownership interest in WGP will decrease;
•	the amount of cash available for distribution on each WGP common unit may decrease;
•	the relative voting strength of each previously outstanding WGP common unit may be diminished;
•	the ratio of taxable income to distributions may increase; and
•	the market price of the WGP common units may decline.

The number of WGP common units deliverable upon settlement of the purchase contracts is subject to adjustment only for certain events, including, but not limited to, the issuance of distributions on WGP common units, the issuance of certain rights or warrants, subdivisions, combinations, distributions of common units or other partnership interests, indebtedness or assets, certain cash distributions and certain issuer tender or exchange offers. The number of WGP common units deliverable upon settlement is not subject to adjustment for other events that may adversely affect the value of the WGP common units, such as an offering of WGP common units for cash, employee unit options grants, certain exchanges of WGP common units for other WGP securities or certain acquisitions and other transactions. The terms of the Units do not restrict WGP’s ability to offer WGP common units in the future or to engage in other transactions that could dilute the WGP common units, which may adversely affect the value of the Units and separate purchase contracts.

The fundamental change early settlement rate may not adequately compensate you.

If a “fundamental change” occurs and you elect to exercise your fundamental change early settlement right (as defined under “Description of the purchase contracts—Early settlement upon a fundamental change”), you will be entitled to settle your purchase contracts at the fundamental change early settlement rate. Although the fundamental change early settlement rate is designed to compensate you for the lost option value of your purchase contracts as a result of the early settlement, this feature may not adequately compensate you for such loss. In addition, if the price paid in the fundamental change is greater than $175.00 per WGP common unit (subject to adjustment), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See “Description of the purchase contracts—Early settlement upon a fundamental change”.

In addition, if (i) a holder seeks to exercise its fundamental change early settlement right, (ii) we do not elect to settle the relevant purchase contracts in shares of APC Stock, and (iii) an effective WGP registration statement is required in connection with the exercise of such right but one is not then available, the holder’s exercise of such right will be void unless and until an effective WGP registration statement is available. For example, if there is a material business transaction or development with respect to WGP that has not yet been publicly disclosed, we will not be required to cause WGP to file a registration statement or provide a prospectus in connection therewith, and the fundamental change early settlement right will not be available, until WGP has publicly disclosed such transaction or development. We will, however, use commercially reasonable efforts to cause WGP to make such disclosure as soon as it is commercially reasonable to do so. Pursuant to WGP’s agreement of limited partnership, the Special Committee of the Board of Directors of WGP’s general partner has the right to delay the filing of a registration statement, or an offering under an effective registration statement, in certain circumstances.

Anadarko’s obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

You may not be able to exercise your rights to settle a purchase contract prior to the mandatory settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the WGP common units and other securities, if any, deliverable upon early settlement of a purchase contract.

Unless we elect to settle purchase contracts for which an early settlement right or fundamental change early settlement right is exercised in shares of APC Stock, each such early settlement right and fundamental change early settlement right under the purchase contracts is subject to the condition that, if required under the U.S. federal securities laws, WGP have an effective registration statement under the Securities Act on the date WGP common units would be delivered upon early settlement of such purchase contracts. If such registration statement is so required, we have agreed to use our commercially reasonable efforts to cause WGP to have an effective registration statement available on the date WGP common units would be delivered upon early settlement of such purchase contracts and have an available prospectus in connection therewith covering the WGP common units and other securities, if any, deliverable upon settlement of the purchase contract. Pursuant to WGP’s agreement of limited partnership, the Special Committee of the Board of Directors of WGP’s general partner has the right to delay the filing of a registration statement, or an offering under an effective registration statement, in certain circumstances.

In the event that a holder seeks to exercise its early settlement right or fundamental change early settlement right and an effective registration statement is required in connection with the exercise of such right but no such registration statement is then available, the holder’s exercise of such right will be void unless and until such a registration statement is effective. Any delay in settlement of the purchase contracts as a result of the foregoing, however, will not affect the calculation of the early settlement rate or the fundamental change early settlement rate, as the case may be (but, for the avoidance of doubt, each such rate will be subject to adjustment during such delay as provided under “Description of the purchase contracts—Adjustments to the fixed settlement rates”).

In certain circumstances, the exercise of your right to settle a purchase contract early is not likely to be, or may not be, valid unless you exercise such right sufficiently in advance of the last date for such election.

If we do not elect to settle purchase contracts for which an early settlement right is exercised in shares of APC Stock, and all conditions precedent for a valid exercise of such early settlement right (including the condition that an effective WGP registration statement be available for such settlement) have not been satisfied on or prior to the 33rd scheduled trading day immediately preceding June 7, 2018, your exercise of such right will be void and you will receive on the mandatory settlement date a number of WGP common units or shares of APC Stock determined as described under “Description of the purchase contracts—Settlement on the mandatory settlement date.” That settlement on the mandatory settlement date may be in WGP common units or in shares of APC Stock, notwithstanding the fact that we did not elect to deliver APC Stock in respect of the exercise of your early settlement right. The closer in time to the 33rd scheduled trading day immediately preceding June 7, 2018 that you elect to exercise your early settlement right, the fewer the number of days there are for satisfaction of all conditions to a valid exercise of such right.

Similarly, if we do not elect to settle purchase contracts for which a fundamental change early settlement right is exercised in shares of APC Stock, and all conditions precedent for a valid exercise of such fundamental change early settlement right (including the condition that an effective WGP registration statement be available for such settlement) have not been satisfied on or prior to the 33rd scheduled trading day immediately preceding June 7, 2018, your exercise of such right will be void and you will receive on the mandatory settlement date a number of WGP common units or shares of APC Stock determined as described under “Description of the purchase contracts—Settlement on the mandatory settlement date” (which will not include any additional WGP common units or shares of APC Stock to which settlement in connection with the fundamental change may have entitled you). No such exercise will be valid for any fundamental change with an effective date on or after the 62nd scheduled trading day immediately preceding June 7, 2018 (or, in certain limited circumstances, earlier than such 62nd scheduled trading day), because the fundamental change early settlement date (as defined under “Description of the purchase contracts—Early settlement upon a fundamental change—Fundamental change early settlement procedures”) will occur at least 30 business days following the effective date of the related fundamental change. In these circumstances, your exercise of your early fundamental change early settlement right will be void, and your purchase contracts will not settle until the mandatory settlement date, as described under “Description of the purchase contracts—Settlement on the mandatory settlement date,” notwithstanding your attempt to settle your purchase contracts early, and such settlement may be in WGP common units or in shares of APC Stock, notwithstanding the fact that we did not elect to deliver APC Stock in respect of the exercise of your fundamental change early settlement right.

The amortizing notes will not provide holders with the right to require Anadarko to repurchase them upon a fundamental change.

The indenture governing the amortizing notes does not provide holders of amortizing notes with any right to require us to repurchase such notes upon the occurrence of certain events that would constitute a “fundamental change” as defined under “Description of the purchase contracts.” Accordingly, holders of our amortizing notes will bear the risk that any such fundamental change occurs and adversely affects our capital structure, credit ratings or the value of the amortizing notes.

Until the purchase contracts are settled with WGP common units or shares of APC Stock, as the case may be, you are not entitled to any rights with respect to such WGP common units or shares of APC Stock, as the case may be, but you are subject to all changes made with respect to such WGP common units or shares of APC Stock, as the case may be.

Until the date on which you are treated as the record holder of WGP common units or shares of APC Stock (as described below), as the case may be, on account of settlement of the purchase contracts, you are not entitled to any rights with respect to WGP common units or shares of APC Stock, as the case may be, including voting rights and rights to receive any dividends or other distributions on WGP common units or shares of APC Stock, but you are subject to all changes affecting the WGP common units or shares of APC Stock, as the case may be. You will become the record holder of any WGP common units deliverable or shares of APC Stock issuable, as the case may be, upon settlement of the purchase contracts only as follows:

•

in the case of settlement of purchase contracts on the mandatory settlement date, as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined;

•

in the case of settlement of purchase contracts in connection with any early settlement at the holder’s option, as of 5:00 p.m., New York City time, on the early settlement date (as defined under “Description of the purchase contracts—Early settlement—Early settlement procedures”); and

•

in the case of settlement of purchase contracts following exercise of a holder’s fundamental change early settlement right, as of 5:00 p.m., New York City time, on the fundamental change early settlement date.

For example:

•

in the event that the purchase contracts are settled in WGP common units and the removal of WGP’s general partner is proposed and the record date for determining the WGP common unitholders of record entitled to vote on the proposal occurs prior to the applicable date specified above on which you are treated as the record holder of such WGP common units, you will not be entitled to vote on the proposal, although you will nevertheless be subject to any changes in the powers, preferences or special rights of WGP common units as a result of such vote once you become a WGP common unitholder; and

•

in the event that the purchase contracts are settled in shares of APC Stock and an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the applicable date specified above on which you are treated as the record holder of such shares of APC Stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of APC Stock as a result of such vote once you become a holder of APC Stock.

The secondary market for the Units, the purchase contracts and the amortizing notes may be illiquid.

We will apply to list the Units on The New York Stock Exchange, subject to satisfaction of its minimum listing standards with respect to the Units. However, even if we do so apply to list the Units, we cannot assure you that the Units will be approved for listing. If the Units are approved for listing, we expect that the Units will begin trading on The New York Stock Exchange within 30 calendar days after the Units are first issued. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. However, listing on The New York Stock Exchange does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without prior notice to Unit holders. Accordingly we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

Beginning on the business day immediately following the date of initial issuance of the Units, purchasers of Units will be able to separate each Unit into a purchase contract and an amortizing note. We are unable to predict how the separate purchase contracts or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid. We do not intend to apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. However, even if we do so apply to list such separate purchase contracts or separate amortizing notes, we cannot assure you that such securities will be approved for listing.

The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

The purchase contract agreement among us, the purchase contract agent and the trustee will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The amortizing notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The amortizing notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the amortizing notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking equally in right of payment to the amortizing notes will be available to pay obligations on the amortizing notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the amortizing notes then outstanding. The indenture governing the amortizing notes does not prohibit us from incurring additional senior debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

As of March 31, 2015, we had approximately $16.9 billion of total consolidated indebtedness. As of March 31, 2015, on an as-adjusted basis after giving effect to this offering, approximately $4.5 billion of our total consolidated indebtedness would be primary indebtedness of our subsidiaries, which would be structurally senior to the Units.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the amortizing notes from incurring additional debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the amortizing notes that could have the effect of diminishing our ability to make payments on the amortizing notes when due. Our existing credit facilities restrict our ability to incur additional indebtedness, including secured indebtedness, but if the facilities mature or are repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the installment payments on the amortizing notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the amortizing notes.

Any default under the agreements governing our other indebtedness, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal of, and interest on, the amortizing notes (including, without limitation, installment payments) and substantially decrease the market value of the amortizing notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other indebtedness, or if we otherwise fail to comply with the various covenants in our debt instruments, we could be in default under the terms of the agreements governing our other indebtedness. In the event of such default:

•

the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; and/or

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to amend or modify the agreements governing our indebtedness or seek concessions from the holders of such indebtedness.

If any portion of the future, scheduled installment payments on the amortizing notes that are declared due upon any acceleration of the amortizing notes is considered by a court to be unearned interest, the court could disallow recovery of such portion.

The U.S. federal income tax consequences relating to the Units and its components are uncertain.

No statutory, judicial or administrative authority directly addresses the characterization of the Units and its components or instruments similar to the Units and its components for U.S. federal income tax purposes. As a result, some aspects of the U.S. federal income tax consequences of an investment in the Units and its components are not certain. For example, the amortizing notes and the purchase contracts could be treated as a single instrument for U.S. federal income tax purposes rather than being treated as separate instruments. If the U.S. federal income tax treatment of the Units or either component differs from those described in “Material United States federal income tax consequences—In general” below, the U.S. federal income tax consequences could be materially adverse to you. In addition, such tax consequences, or uncertainty about such tax consequences, could have a material adverse effect on the value of your Units or the components thereof. We have not sought any rulings concerning the tax treatment of the Units, and the tax consequences described in “Material United States federal income tax consequences” are not binding on the Internal Revenue Service or the courts, either of which could disagree with the explanations or conclusions contained therein. You are encouraged to consult your tax advisors regarding potential alternative tax characterizations of the Units.

You may be subject to tax upon an adjustment to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

The settlement rate of the purchase contracts is subject to adjustment in certain circumstances, including the payment of certain cash distributions by WGP or upon a fundamental change. Any such adjustments to the settlement rate should not result in deemed distributions to you with respect to shares of APC Stock for U.S. federal income tax purposes. However, no statutory, judicial or administrative authority directly addresses the characterization of such adjustments with respect to the purchase contracts or similar instruments for U.S.

federal income tax purposes, and you may be treated as having received deemed distributions with respect to APC Stock as a result of such adjustments. In that case, the U.S. federal income tax consequences could be materially adverse to you. In addition, such tax consequences, or uncertainty about such tax consequences, could have a material adverse effect on the value of your Units or the components thereof. You are encouraged to consult your tax advisors regarding application of these rules to your acquisition, ownership and disposition of the purchase contracts.

The purchase contracts may be subject to “constructive ownership transaction” rules.

Under current law, the purchase contracts could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code. If the purchase contracts were treated as constructive ownership transactions, and if you are a U.S. person, the settlement of the purchase contracts for APC Stock or WGP common units generally would be treated as a taxable disposition to the extent such a disposition would result in ordinary income under those rules, even though you will not receive cash as a result of such settlement. In addition, if the purchase contracts were treated as constructive ownership transactions, a portion of any gain you recognize from a sale or other disposition of a purchase contract may be treated as ordinary income. An interest charge would apply to the tax attributable to any gain treated as ordinary income as if that income had accrued and was subject to tax at a constant yield over the term of the purchase contracts. In certain circumstances, if the purchase contracts were treated as constructive ownership transactions, these tax consequences could apply to non-U.S. persons. Such tax consequences, or uncertainty about such tax consequences, could have a material adverse effect on the value of the purchase contracts. For a summary of these rules, see “Material United States federal income tax consequences—U.S. holders—Purchase contracts—Settlement, sale or other disposition of a purchase contract” and “Material United States federal income tax consequences—Non-U.S. holders—Purchase contracts—Settlement, sale or other disposition of a purchase contract.” You are encouraged to consult your tax advisors regarding application of these rules to your acquisition, ownership and disposition of the purchase contracts.

Use of proceeds

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately $387.1 million (or approximately $445.3 million if the underwriters exercise their option to purchase additional Units in full).

We intend to use the net proceeds of this offering, including any proceeds we may receive from the exercise by the underwriters of their option to purchase additional Units, for general corporate purposes.

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2015:

•	on a consolidated historical basis; and

•	on an as-adjusted basis to give effect to the issuance and sale of the Units offered hereby and our application of the net proceeds from this offering in the manner described in “Use of proceeds.”

	As of March 31, 2015
(unaudited) (millions of dollars)	Historical	As adjusted(1)
Cash and cash equivalents	$2,308	$2,695

Short-term debt:
$2.0 billion 364-Day Senior Unsecured Revolving Credit Facility(2)(3)	500	500
Short-term portion of Amortizing Notes that are components of Units offered hereby	—	22

Total short-term debt	500	522

Long-term debt:
$3.0 billion Five-Year Senior Unsecured Revolving Credit Facility(2)(3)	—	—
Other historical long-term debt	16,365	16,365
Long-term portion of Amortizing Notes that are components of Units offered hereby	—	66

Total long-term debt	16,365	16,431

Total debt	$16,865	$16,953

Stockholders’ equity:
Common stock, par value $0.10 per share (1.0 billion shares authorized, 527.6 million shares issued)	52	52
Paid-in capital	9,045	9,045
Retained earnings	8,718	8,718
Treasury stock (19.7 million shares)	(976)	(976)
Accumulated other comprehensive income (loss)	(507)	(507)

Total stockholders’ equity	$16,332	$16,332
Noncontrolling interests	2,602	2,904

Total equity	$18,934	$19,236

Total capitalization	$35,799	$36,189

(1)	Table does not give effect to the concurrent WGP common unit offering described in “Summary—Recent developments.”

(2)	In January 2015, upon satisfaction of certain conditions, our $5.0 billion senior secured revolving credit facility was replaced by a $3.0 billion five-year senior unsecured revolving credit facility (the “Five-Year Facility”), which is expandable to $4.0 billion, and a $2.0 billion 364-day senior unsecured revolving credit facility (the “364-Day Facility”).

(3)	As of June 1, 2015, each of the Five-Year Facility and the 364-Day Facility had no outstanding borrowings and the Five-Year Facility supported approximately $384,000 of outstanding letters of credit.

Description of the Units

We are offering 8,000,000 Units (or 9,200,000 Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. Each Unit is comprised of a prepaid equity purchase contract (a “purchase contract”) and a senior amortizing note (an “amortizing note”), in each case issued by Anadarko. The following summary of the terms of the Units, the summary of the terms of the purchase contracts set forth under the caption “Description of the purchase contracts” and the summary of the terms of the amortizing notes set forth under the caption “Description of the amortizing notes” in this prospectus supplement contain a description of all of the material terms of the Units and their components but are not complete. We refer you to:

•

the purchase contract agreement (the “purchase contract agreement”), to be dated the date of first issuance of the Units, to be entered into among Anadarko, The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”) and attorney-in-fact for the holders of purchase contracts from time to time, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”) under the indenture described below, pursuant to which the purchase contracts and Units will be issued; and

•

the indenture for debt securities, dated September 19, 2006, between Anadarko and The Bank of New York Mellon Trust Company, N.A., as trustee, and a related supplemental indenture for such amortizing notes, to be dated the date of first issuance of the Units, and to be entered into between Anadarko and the trustee, pursuant to which the amortizing notes will be issued.

As used in this section, the terms “Anadarko,” “we,” “us” and “our” mean Anadarko Petroleum Corporation and do not include its existing or future subsidiaries or affiliates. As used in this section, the term “WGP” means Western Gas Equity Partners, LP and does not include its existing or future subsidiaries or affiliates.

Components of the Units

Each Unit offered is comprised of:

•

a prepaid equity purchase contract issued by Anadarko, pursuant to which Anadarko will deliver to the holder, not later than 5:00 p.m., New York City time, on the mandatory settlement date, unless earlier settled, a number of common units representing limited partner interests in WGP (“WGP common units”) per purchase contract equal to the settlement rate, subject to our right to elect to issue and deliver shares of our common stock, par value $0.10 per share (“APC Stock”), in lieu of such WGP common units; and

•

a senior amortizing note issued by Anadarko with an initial principal amount of $10.9507 that pays equal quarterly installments of $0.9375 per amortizing note (except for the September 7, 2015 installment payment, which will be $0.9063 per amortizing note), which in the aggregate would be equivalent to a 7.50% cash distribution per year on the $50 stated amount per Unit.

The “mandatory settlement date,” “settlement rate” and our right to issue and deliver shares of APC Stock in lieu of WGP common units are described below under “Description of the purchase contracts—Settlement on the mandatory settlement date.” The settlement rate under each purchase contract will be not more than 0.8591 WGP common units per purchase contract and not less than 0.7159 WGP common units per purchase contract (in each case, subject to adjustment), based upon the applicable market value (as defined below) of WGP common units, all as described below under “Description of the purchase contracts—Settlement on the mandatory settlement date.”

Each amortizing note will have an initial principal amount of $10.9507. On each March 7, June 7, September 7 and December 7, commencing on September 7, 2015, Anadarko will pay equal cash installments of $0.9375 on each amortizing note (except for the September 7, 2015 installment payment, which will be $0.9063 per amortizing note). Each installment will constitute a payment of interest (at an annual rate of 1.50%) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “Description of the amortizing notes—Amortization schedule.”

The issue price per Unit will be allocated between the purchase contract and the amortizing note that are components of the Unit in proportion to their relative fair market values at the time of issuance. We have determined that, based on relative fair market values, the portion of the per Unit issue price allocable to each amortizing note is equal to its initial principal amount of $10.9507, and the remainder of the per Unit issue price shall be allocable to each purchase contract. By acquiring a Unit, you agree to such allocation based on such relative fair market values.

Separating and recreating Units

Upon the conditions and under the circumstances described below, a holder of a Unit will have the right to separate a Unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a Unit.

Separating Units

At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as Units and will trade under the CUSIP number for the Units.

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third scheduled trading day immediately preceding June 7, 2018, you will have the right to separate your Unit into its constituent purchase contract and amortizing note (which we refer to as a “separate purchase contract” and a “separate amortizing note,” respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist. If you beneficially own a Unit, you may separate it into its component purchase contract and component amortizing note by delivering written instructions to the broker or other direct or indirect participant through which you hold an interest in your Unit (your “participant”) to notify The Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system of your desire to separate the Unit. Holders who elect to separate the purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation.

“Business day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

Recreating Units

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third scheduled trading day immediately preceding June 7, 2018, you may recreate a Unit from your separate purchase contract and separate amortizing note. If you beneficially own a separate purchase contract and a separate amortizing note, you may recreate a Unit by delivering written instruction to your participant to notify DTC through DTC’s DWAC system of your desire to recreate the Unit. Holders who elect to recreate Units shall be responsible for any fees or expenses payable in connection with such recreation.

Global securities

Your Unit, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of DTC. You will not be entitled to receive definitive physical certificates for your Units, purchase contracts or amortizing notes, except under the limited circumstances described under “Book-entry procedures and settlement.” Beneficial interests in a Unit and, after separation, the separate purchase contract and separate amortizing note will be shown on and transfers will be effected through direct or indirect participants in DTC.

Deemed actions by holders by acceptance

Each holder of a Unit, separate purchase contract or, where noted, separate amortizing note, by acceptance of such securities, will be deemed to have:

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irrevocably authorized and directed the purchase contract agent to execute and deliver on its behalf and perform the purchase contract agreement on its behalf, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•

irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all purposes;

•	consented to the provisions of the purchase contract agreement;

•

represented that either (i) no portion of the assets used to acquire and hold the Units or separate purchase contracts, as the case may be, constitutes assets of any (A) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”) or (C) entity whose underlying assets are considered to include “plan assets” of such plan, account or arrangement or (ii) the purchase and holding of the Units or separate purchase contracts, as the case may be, will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws;

•

agreed, in the case of a holder of a Unit, separate purchase contract, or separate amortizing note, for all purposes, including U.S. federal income tax purposes, to treat the Units, purchase contracts and amortizing notes consistently with their forms and the U.S. federal income tax positions described in “Material United States federal income tax consequences—In general,” including treating:

•	a Unit as an investment unit composed of two separate instruments, a purchase contract and an amortizing note;

•	each purchase contract as a prepaid forward contract to purchase a variable number of WGP common units or, at our election, APC Stock on a future date;

•	the amortizing notes as indebtedness of Anadarko; and

•

the portion of the per Unit issue price allocable to each amortizing note as equal to its initial principal amount of $10.9507, and the remainder of the per Unit issue price as allocable to each purchase contract; and

•	agreed to be bound by the terms and provisions of the purchase contract agreement.

Listing of securities

We will apply to list the Units on The New York Stock Exchange under the symbol “AEUA,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we can give no assurance that the Units will be so listed. If the Units are approved for listing, we expect that the Units will begin trading on The

New York Stock Exchange within 30 calendar days after the Units are first issued. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. However, listing on The New York Stock Exchange does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

WGP common units are listed on The New York Stock Exchange under the symbol “WGP.” The WGP common units deliverable upon settlement of the purchase contracts have been approved for listing on The New York Stock Exchange. APC Stock is listed on The New York Stock Exchange under the symbol “APC.” We have applied to have the shares of APC Stock issuable and deliverable upon settlement of all purchase contracts approved for listing on The New York Stock Exchange.

Title

Anadarko, the purchase contract agent and the trustee will treat the registered owner of any Unit or separate purchase contract or separate amortizing note, as the case may be, as the absolute owner of the Unit or separate purchase contract or amortizing note for the purpose of settling the related purchase contracts or making payments on the separate amortizing note and for all other purposes.

Accounting for the Units

We expect to record the issuance of the purchase contract portion of the Units, net of issuance costs of the purchase contracts, as a component of equity, in our financial statements. We also expect to record the amortizing notes portion of the Units as debt and to record the issuance costs of the amortizing notes as a prepaid expense, which will be amortized over the term of the amortizing notes. We will allocate the proceeds from the issuance of the Units to the purchase contracts and amortizing notes based on the relative fair values of the respective components, determined as of the date of issuance of the Units.

Subsequent changes in fair value of the purchase contracts shall not be recognized as long as those contracts continue to be classified as equity. The notes will be subsequently recorded at amortized cost and will not be re-measured to fair value at each reporting period. However, the fair value of the notes will be included in the debt fair value disclosure at the end of each reporting period.

We expect that earnings per share of APC Stock will be diluted by this transaction. The basic earnings per share calculation will include an adjustment related to the minimum number of WGP common units expected to be delivered. The diluted earnings per share calculation will include an adjustment related to the number of WGP common units that would have been delivered if the purchase contract was settled as of the reporting date.

Replacement of Unit certificates

In the event that physical certificates evidencing the Units have been issued, any mutilated Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to Anadarko, the purchase contract agent and trustee of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Unit certificate, security or indemnity satisfactory to us, the purchase contract agent and trustee may be required at the expense of the registered holder of the Units before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to replace any Unit certificates on or after the third business day immediately preceding June 7, 2018 or any date for earlier settlement with respect to such Unit certificate. In those circumstances, the purchase contract agreement will provide that, in lieu of the delivery of a replacement Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the WGP common units deliverable (or, in the event that we elect to issue and deliver shares of APC Stock, issue and deliver such shares of APC Stock) pursuant to the purchase contracts included in the Units evidenced by the certificate.

Miscellaneous

The purchase contract agreement will provide that we will pay all fees and expenses related to the offering of the Units and the enforcement by the purchase contract agent of the rights of the holders of the Units or the separate purchase contracts or separate amortizing notes, other than expenses (including legal fees) of the underwriters.

Should you elect to separate or recreate Units, you will be responsible for any fees or expenses payable in connection with that separation or recreation, and we will have no liability therefor.

WGP obligations under the Units

While each Unit consists of a purchase contract relating to WGP common units and a senior amortizing note, in each case issued by us, each of the Units, the purchase contracts and the amortizing notes are solely our securities. This means that WGP has no obligation whatsoever under any of the Units, the purchase contracts or the amortizing notes, even though the return on the Units (including the purchase contracts that are part of the Units) will depend on the applicable market value of the WGP common units and, unless we elect otherwise as described herein, you will receive WGP common units upon settlement of the purchase contracts.

Description of the purchase contracts

Each purchase contract, which initially forms a part of a Unit, will be issued pursuant to the purchase contract agreement, to be dated the date of the initial issuance of the Units, among Anadarko, The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”) and attorney-in-fact for the holders of purchase contracts from time to time, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”).

The following summary of the terms of the purchase contracts contains a description of all of the material terms of the purchase contracts but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract agreement, including the definitions in the purchase contract agreement of certain terms. We refer you to the purchase contract agreement.

As used in this section, the terms “Anadarko,” “we,” “us” and “our” mean Anadarko Petroleum Corporation and do not include its existing or future subsidiaries or affiliates. As used in this section, the term “WGP” means Western Gas Equity Partners, LP and does not include its existing or future subsidiaries or affiliates.

As used in this section “WGP common units” refers to the common units representing limited partner interests in WGP and “APC Stock” refers to our common stock, par value $0.10 per share.

Settlement on the mandatory settlement date

Unless previously settled early at your option, for each purchase contract we will deliver to you on the mandatory settlement date described below a number of WGP common units, subject to our right to elect, by prior notice as described in this prospectus supplement, to issue and deliver shares of APC Stock in lieu of such WGP common units, as described below. The APC Stock may be newly issued APC Stock or treasury APC Stock. The number of WGP common units deliverable upon settlement of each purchase contract (the “settlement rate”) will be determined as follows:

•	if the applicable market value of WGP common units is greater than $69.8422 (the “threshold appreciation price”), the settlement rate will be 0.7159 WGP common units (the “minimum settlement rate”);

•

if the applicable market value of WGP common units is greater than or equal to $58.20 (the “reference price”) but less than or equal to the threshold appreciation price of $69.8422, the settlement rate will be a number of WGP common units equal to the Unit stated amount of $50, divided by the applicable market value of WGP common units; and

•	if the applicable market value of WGP common units is less than the reference price of $58.20, the settlement rate will be 0.8591 WGP common units (the “maximum settlement rate”).

The “mandatory settlement date” is June 7, 2018. However, if one or more of the 20 scheduled trading days beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018 is not a trading day, the mandatory settlement date will be postponed until the third scheduled trading day immediately following the last trading day of the 20 consecutive trading day period during which the applicable market value of WGP common units is determined.

The maximum settlement rate, minimum settlement rate, reference price and threshold appreciation price are each subject to adjustment as described under “—Adjustments to the fixed settlement rates” below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a “fixed settlement rate.”

The reference price is the public offering price of WGP common units in the concurrent WGP common unit offering.

The threshold appreciation price will be equal to $50, divided by the minimum settlement rate (rounded to the nearest $0.0001) and represents an appreciation of approximately 20% over the reference price.

For illustrative purposes only, the following table shows the number of WGP common units deliverable upon settlement of a purchase contract at the assumed applicable market values of WGP common units, based on a reference price of $58.20 and a threshold appreciation price of $69.8422. The table assumes that there will be no adjustments to the fixed settlement rates described under “—Adjustments to the fixed settlement rates” below, that the purchase contracts have not been settled early at the option of holders as described under “—Early settlement” or “—Early settlement upon a fundamental change” below, and that we do not elect to settle the purchase contracts by delivering APC Stock in lieu of WGP common units as described below. We cannot assure you that the actual applicable market value of WGP common units will be within the assumed range set forth below.

A holder of a Unit or a separate purchase contract, as applicable, will receive on the mandatory settlement date the following number of WGP common units for each such Unit or separate purchase contract at the following assumed applicable market values of WGP common units:

Assumed applicable market value of WGP common units	Number of WGP common units
$48.00	0.8591
$50.00	0.8591
$52.00	0.8591
$54.00	0.8591
$56.00	0.8591
$58.20	0.8591
$60.00	0.8333
$62.00	0.8065
$64.00	0.7813
$66.00	0.7576
$68.00	0.7353
$69.84	0.7159
$72.00	0.7159
$74.00	0.7159
$76.00	0.7159
$78.00	0.7159
$80.00	0.7159
$82.00	0.7159

As the above table illustrates, if, on the mandatory settlement date, the applicable market value of WGP common units is greater than the threshold appreciation price of $69.8422, we would be obligated to deliver (unless we elect to issue and deliver APC Stock in lieu of WGP common units) 0.7159 WGP common units for each purchase contract. As a result, you would receive only approximately 83.33% of the appreciation in market value of the WGP common units that you would have received had you purchased $50 worth of WGP common units at the public offering price of WGP common units in the concurrent WGP common unit offering.

If, on the mandatory settlement date, the applicable market value of WGP common units is less than or equal to the threshold appreciation price of $69.8422 but greater than or equal to the reference price of $58.20, we would be obligated to deliver (unless we elect to issue and deliver APC Stock in lieu of WGP common units) a number of WGP common units per purchase contract on the mandatory settlement date equal to $50, divided by the applicable market value of WGP common units. As a result, we would retain all appreciation in the market value of the WGP common units underlying each purchase contract between the reference price and the threshold appreciation price.

If, on the mandatory settlement date, the applicable market value of WGP common units is less than the reference price of $58.20, we would be obligated to deliver (unless we elect to issue and deliver APC Stock in lieu of WGP common units) upon settlement of the purchase contracts 0.8591 WGP common units for each purchase contract, regardless of the market price of the WGP common units. As a result, the holder would realize the entire loss in market value of the WGP common units underlying each purchase contract since the date of the pricing of Units.

Because the applicable market value of WGP common units is determined over the 20 consecutive trading days (as defined below) beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018, the number of WGP common units delivered upon settlement of each purchase contract may be greater than or less than the number that would have been delivered based on the closing price of the WGP common units on the last trading day in such 20 consecutive trading day period. In addition, you will bear the risk of fluctuations in the market price of the WGP common units deliverable upon settlement of the purchase contracts between the end of such 20 consecutive trading day period and the mandatory settlement date.

The term “applicable market value” with respect to WGP common units means the average of the daily VWAPs of WGP common units for the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018.

The term “daily VWAP” with respect to WGP common units means, on any date of determination, the per WGP common unit volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “WGP <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume weighted average price is unavailable, the market price of one WGP common unit on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by Anadarko).

The term “trading day” means a day on which:

•	there is no “market disruption event” (as defined below);

•	trading in WGP common units generally occurs on the WGP reference securities exchange (as defined below); and

•	only if we elect to issue and deliver APC Stock in lieu of WGP common units as described below, trading in APC Stock generally occurs on the APC reference securities exchange (as defined below).

“WGP reference securities exchange” means, as of any day, The New York Stock Exchange or, if WGP common units are not listed on The New York Stock Exchange as of such day, the principal other United States national or regional securities exchange on which WGP common units are then listed or, if WGP common units are not then listed on a United States national or regional securities exchange, the principal other market on which WGP common units are then listed or admitted for trading. “APC reference securities exchange” means, as of any day, The New York Stock Exchange or, if APC Stock is not listed on The New York Stock Exchange as of such day, the principal other United States national or regional securities exchange on which APC Stock is then listed or, if APC Stock is not then listed on a United States national or regional securities exchange, the principal other market on which APC Stock is then listed or admitted for trading. The WGP reference securities exchange and APC reference securities exchange are each referred to herein as a “reference securities exchange,” and are referred to collectively as the “reference securities exchanges.”

If WGP common units (or, if we elect to issue and deliver shares of APC Stock in lieu of WGP common units as described below, either WGP common units or APC Stock) are not listed or admitted for trading on any U.S. national or regional securities exchange or other market, “trading day” means a business day.

A “scheduled trading day” is a day that is scheduled to be a trading day on the WGP reference securities exchange (or, if we elect to issue and deliver shares of APC Stock in lieu of WGP common units as described below, each reference securities exchange). If WGP common units (or, if we elect to issue and deliver shares of APC Stock in lieu of WGP common units as described below, either WGP common units or APC Stock) are not listed or admitted for trading on any U.S. national or regional securities exchange or other market, “scheduled trading day” means a business day.

A “market disruption event” means:

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a failure by the WGP reference securities exchange (or, if we elect to issue and deliver shares of APC Stock in lieu of WGP common units as described below, any reference securities exchange) to open for trading during its regular trading session;

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the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding permitted limits or otherwise) in WGP common units or in any options contracts or future contracts relating to WGP common units; or

•

only if we elect to issue and deliver shares of APC Stock in lieu of WGP common units as described below, the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding permitted limits or otherwise) in APC Stock or in any options contracts or future contracts relating to APC Stock.

On the mandatory settlement date, WGP common units or shares of APC Stock, as the case may be, will be issued and/or delivered to you or your designee, upon:

•

if the Units that include such purchase contracts or such separate purchase contracts are held in global form, surrender of such global securities in compliance with the standing arrangements between DTC and the purchase contract agent; if the Units that include such purchase contracts or such separate purchase contracts are held in certificated form, surrender of such definitive securities; and

•

payment by you of any transfer or similar taxes payable in connection with the delivery of such WGP common units or issuance and delivery of such shares of APC Stock, as the case may be, to any person other than you.

Prior to 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value of WGP common units is determined, the holder of each purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of WGP common units by virtue of holding such purchase contract. The person in whose name any WGP common units shall be deliverable upon settlement of the purchase contract on the mandatory settlement date will become the holder of record of such WGP common units as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value of WGP common units is determined.

We will pay any documentary, stamp or similar issue or transfer tax due on the delivery of any WGP common units upon settlement of the purchase contracts, unless the tax is due because the holder requests any WGP common units to be delivered in a name other than the holder’s name, in which case the holder will pay that tax.

Our right to elect to settle the purchase contracts on the mandatory settlement date in APC Stock in lieu of WGP common units

Unless an APC delisting (as defined below) has occurred and is continuing, we may elect to settle all (but not less than all) of the purchase contracts on the mandatory settlement date by issuing and delivering shares of APC Stock (an “APC mandatory settlement election”) instead of delivering WGP common units as described above. We must make an APC mandatory settlement election by delivering to holders and the purchase contract agent an irrevocable notice of such election prior to the 33rd scheduled trading day immediately preceding June 7, 2018. If we do not deliver such a notice prior to the 33rd scheduled trading day immediately preceding the mandatory settlement date and we are not obligated to make an APC mandatory settlement election pursuant to the eighth immediately succeeding paragraph, we will settle all purchase contracts on the mandatory settlement date in WGP common units as described above. If we make an APC mandatory settlement election, the number of shares of APC Stock deliverable for each purchase contract will be equal to (a) the settlement rate of WGP common units as described above, multiplied by the applicable market value of WGP common units (such product, the “mandatory settlement value”), divided by (b) 98% of the applicable market value of APC Stock.

However, notwithstanding the foregoing, in no event will the number of shares of APC Stock delivered upon settlement of each purchase contract exceed 4.0 shares of APC Stock (the “share cap”). To the extent that the mandatory settlement value exceeds the product of the number of shares of APC Stock delivered in settlement of each purchase contract and 98% of the applicable market value of APC Stock, we will have no obligation to pay such excess amount in cash, WGP common units or otherwise. The share cap is subject to adjustment as described under “—APC anti-dilution adjustments.”

The term “applicable market value” with respect to APC Stock means the average of the daily VWAPs of APC Stock for the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018.

The term “daily VWAP” with respect to APC Stock means, on any date of determination, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “APC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume weighted average price is unavailable, the market price of one share of APC Stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by Anadarko).

Because the applicable market value of APC Stock is determined over the 20 consecutive trading days beginning on, and including, the 23rd scheduled trading day immediately preceding June 7, 2018, the number of shares of APC Stock delivered upon settlement of each purchase contract may be greater than or less than the number that would have been delivered based on the closing price of APC Stock on the last trading day in such 20 consecutive trading day period. In addition, you will bear the risk of fluctuations in the market price of the shares of APC Stock issuable and deliverable upon settlement of the purchase contracts between the end of such 20 consecutive trading day period and the mandatory settlement date.

Prior to 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value of WGP common units and APC Stock is determined, the shares of APC Stock issuable and deliverable upon settlement of each purchase contract will not be outstanding and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of APC Stock by virtue of holding such purchase contract. The person in whose name any shares of APC Stock shall be issuable and deliverable upon settlement of the purchase contract on the mandatory settlement date will become the holder of record of such APC Stock as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value of WGP common units and APC Stock is determined.

We will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of APC Stock upon settlement of the purchase contracts, unless the tax is due because the holder requests any shares of APC Stock to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

An “APC delisting” means that APC Stock ceases to be listed for trading on at least one of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

If, as of the 34th scheduled trading day immediately preceding June 7, 2018, we have not made an APC mandatory settlement election and we are legally prohibited by applicable law or any order or judgment of any court or other agency of government having jurisdiction over us from delivering WGP common units in settlement of the purchase contracts, then we will make an APC mandatory settlement election on such day, notwithstanding the occurrence and continuance of any APC delisting, and we will notify the holders and the purchase contract agent no later than the immediately following business day.

Early settlement

On any trading day prior to 5:00 p.m., New York City time, on the 33rd scheduled trading day immediately preceding June 7, 2018, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, and receive a number of WGP common units per purchase contract equal to the early settlement rate as of the early settlement date, subject to our right to elect to issue and deliver shares of APC Stock in lieu of such WGP common units, as described in “—APC early settlement election” below. The “early settlement rate” is 0.6443 WGP common units for each purchase contract, which is equal to approximately 90% of the minimum settlement rate, subject to adjustment as described below under “—Adjustments to the fixed settlement rates,” unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of WGP common units (or, at our election, a number of shares of APC Stock) based on the “fundamental change early settlement rate” as described under “—Early settlement upon a fundamental change.” We refer to this right as the “early settlement right.”

APC early settlement election

Unless an APC delisting has occurred and is continuing, in respect of any early settlement notice date (as defined below), we may elect to settle all (but not less than all) purchase contracts for which holders exercise their early settlement right, as described above, in shares of APC Stock (an “APC early settlement election”) by delivering to each such holder, and the purchase contract agent, an irrevocable notice of such APC early settlement election no later than 5:00 p.m., New York City time, on the trading day immediately following such early settlement notice date. If we do not deliver such notice by 5:00 p.m., New York City time, on the trading day immediately following such early settlement notice date and we are not obligated to make an APC early settlement election pursuant to the third immediately succeeding paragraph, we will settle all purchase contracts for which holders exercise their early settlement right in WGP common units as described above. If we make an APC early settlement election, you will receive a number of shares of APC Stock per purchase contract equal to (a) the early settlement rate as of the early settlement date, multiplied by the early settlement market value of WGP common units (such product, the “early settlement value”), divided by (b) 98% of the early settlement market value of APC Stock, calculated as described below.

However, notwithstanding the foregoing, in no event will the number of shares of APC Stock delivered per purchase contract upon early settlement exceed the share cap. To the extent that the early settlement value exceeds the product of the number of shares of APC Stock delivered upon early settlement of each purchase contract and 98% of the early settlement market value of APC Stock, we will have no obligation to pay such excess amount in cash, WGP common units or otherwise.

The term “early settlement market value” with respect to WGP common units means the average of the daily VWAPs of WGP common units for the 20 consecutive trading days beginning on, and including, the second trading day immediately following the early settlement notice date. The term “early settlement market value” with respect to APC Stock means the average of the daily VWAPs of APC Stock for the 20 consecutive trading days beginning on, and including, the second trading day immediately following the early settlement notice date.

If, as of any early settlement notice date, we are legally prohibited by applicable law or any order or judgment of any court or other agency of government having jurisdiction over us from delivering WGP common units in settlement of the purchase contracts, then we will make an APC early settlement election on such day with respect to any purchase contracts with such early settlement notice date, notwithstanding the occurrence and continuance of any APC delisting, and we will notify the holders and the purchase contract agent no later than the immediately following business day.

Early settlement procedures

Your right to receive WGP common units (or, if applicable, shares of APC Stock) upon early settlement of your purchase contract is subject to:

•

if the Unit that includes such purchase contract or such separate purchase contract is held in global form, compliance with the standing arrangements between DTC and the purchase contract agent for effecting an early settlement; if the Unit that includes such purchase contract or such separate purchase contract is held in certificated form, delivery of a written and signed notice of election (an “early settlement notice”) in the form attached to the purchase contract to the purchase contract agent (with a copy to Anadarko) electing early settlement of your purchase contract;

•

if the Unit that includes such purchase contract or such separate purchase contract is held in global form, surrender of such global security (or a reduction in the number of purchase contracts represented thereby, if applicable) in compliance with the standing arrangements between DTC and the purchase contract agent; if the Unit that includes such purchase contract or such separate purchase contract is held in certificated form, surrendering the certificates representing the purchase contract; and

•

payment by you of any transfer or similar taxes payable in connection with the delivery of WGP common units or issuance and delivery of shares of APC Stock, as the case may be, to any person other than you.

If you comply with the first bullet above earlier than 5:00 p.m., New York City time, on any business day, then that day will be the “early settlement notice date.” If you comply with the first bullet above at or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next succeeding business day will be the “early settlement notice date.”

Unless we make an APC early settlement election, the early settlement right is also subject to the condition that, if required under U.S. federal securities laws, WGP has a registration statement under the Securities Act in effect with respect to the WGP common units and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to cause WGP to (1) have a registration statement in effect covering those WGP common units and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development with respect to WGP that has not yet been publicly disclosed, we will not be required to cause WGP to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until WGP has publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to cause WGP to make such disclosure as soon as it is commercially reasonable to do so). Pursuant to WGP’s agreement of limited partnership, the Special Committee of the Board of Directors of WGP’s general partner has the right to delay the filing of a registration statement, or an offering under an effective registration statement, in certain circumstances. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

Upon satisfaction of the conditions described above (including, if applicable, the condition that, if required under U.S. federal securities laws, WGP has a registration statement under the Securities Act in effect with respect to the WGP common units and other securities, if any, deliverable upon settlement of a purchase contract), you will receive the applicable number of WGP common units deliverable or shares of APC Stock issuable, as the case may be (and any cash in lieu of fractional WGP common units or fractional shares of APC Stock, as applicable), as a result of your exercise of your right to early settle on the third business day following the “early settlement date” (as defined below).

The “early settlement date” will be:

•

if we do not make any APC early settlement election and all conditions for effecting early settlement of your purchase contracts (including, if applicable, the condition that, if required under U.S. federal securities laws, WGP has a registration statement under the Securities Act in effect with respect to the WGP common units and other securities, if any, deliverable upon settlement of a purchase contract) are satisfied earlier than 5:00 p.m., New York City time, on any business day, such business day;

•

if we do not make any APC early settlement election and all conditions for effecting early settlement of your purchase contracts (including, if applicable, the condition that, if required under U.S. federal securities laws, WGP has a registration statement under the Securities Act in effect with respect to the WGP common units and other securities, if any, deliverable upon settlement of a purchase contract) are satisfied at or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, the business day next succeeding such day; and

•

if we make an APC early settlement election, the last trading day of the 20 consecutive trading day period during which the early settlement market value of WGP common units and APC Stock is determined.

In the event that a holder seeks to exercise its early settlement right, we do not make any APC early settlement election with respect to such exercise and the early settlement date does not occur on or prior to the 33rd scheduled trading day immediately preceding June 7, 2018 (as a result of a registration statement not being effective, if required, or otherwise), the holder’s exercise of such right will be void and the provisions under “—Settlement on the mandatory settlement date” above will apply.

The person in whose name any WGP common units shall be deliverable upon such early settlement of the purchase contract will become the holder of record of such WGP common units as of 5:00 p.m., New York City time, on the relevant early settlement date. The person in whose name any shares of APC Stock shall be issuable and deliverable upon such early settlement of the purchase contract will become the holder of record of such shares of APC Stock as of 5:00 p.m., New York City time, on the relevant early settlement date.

Upon compliance with the standing arrangements between DTC and the purchase contract agent for effecting an early settlement or delivery of an early settlement notice, as the case may be, in respect of the purchase contract component of a Unit, a separate amortizing note representing the amortizing note component of such Unit will be issued in the manner set forth herein and will remain outstanding and beneficially owned by or registered in the name of, as they case may be, the holder who elected to settle the related purchase contract early.

Early settlement upon a fundamental change

If a “fundamental change” occurs prior to the 33rd scheduled trading day immediately preceding June 7, 2018 and you elect to settle a purchase contract early in connection with such fundamental change, you will receive a number of WGP common units (and cash in lieu of any fractional WGP common units) (or, if a WGP reorganization event has occurred, units of WGP exchange property (as defined below)), subject to our right to elect to issue and deliver shares of APC Stock in lieu of such WGP common units as described in “—APC fundamental change early settlement election” below, equal to the “fundamental change early settlement rate” as of the “fundamental change early settlement date.” However, in certain circumstances described below, you will receive solely cash upon settlement of a purchase contract in connection with a fundamental change. An early settlement will be deemed for these purposes to be “in connection with” such fundamental change if you satisfy your requirements for effecting early settlement of your purchase contracts (which, for the avoidance of doubt, does not include the condition that, if applicable, an effective registration statement under the Securities Act be available) during the period beginning on, and including, the effective date of such fundamental change and ending at 5:00 p.m., New York City time, on the 30th business day thereafter (or, if earlier, the third scheduled trading day immediately preceding June 7, 2018) (the “fundamental change early settlement period”). We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

(a)	WGP common units (or other common stock or other common equity interests receivable upon settlement of your purchase contract, if applicable (other than, for the avoidance of doubt, APC Stock as a result of our ability to elect to issue and deliver shares of APC Stock upon settlement of the purchase contracts, except in connection with any WGP reorganization event that results in the WGP exchange property being comprised of, in whole or in part, APC Stock)) cease to be listed for trading on at least one of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

(b)	the consummation of any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of WGP or any sale, lease or other transfer of all or substantially all of the consolidated assets of WGP and its subsidiaries) or a series of related transactions or events pursuant to which:

•	90% or more of WGP common units are exchanged for, converted into or constitute solely the right to receive cash, securities or other property; and

•

more than 10% of such cash, securities or other property does not consist of shares of common stock or other common equity interests that are, or that upon issuance will be, listed for trading on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market;

(c)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the WGP common units;

(d)	Anadarko or a “group” that includes Anadarko within the meaning of Section 13(d) of the Exchange Act, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 90% of the WGP common units;

(e)	any general partner of WGP ceases to be a wholly owned subsidiary of Anadarko;

(f)	WGP’s general partner(s) approve WGP’s liquidation, dissolution or termination; or

(g)	in connection with any merger of Anadarko with or into, consolidation of Anadarko with, or sale, assignment, transfer, lease or conveyance of all or substantially all of Anadarko’s properties and assets to, any person or entity where the resulting, surviving or transferee entity (if not Anadarko) is an entity that is not organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (a “foreign reorganization”), the earliest to occur of the public announcement of (i) Anadarko’s board of directors’ recommendation of such foreign reorganization, (ii) Anadarko’s board of directors’ approval of such foreign reorganization, and (iii) Anadarko’s shareholders’ approval of such foreign reorganization.

If any transaction occurs in which WGP common units are replaced by the securities of another entity, following completion of any related fundamental change early settlement period (or, in the case of a transaction that would have been a fundamental change but for the second bullet of clause (b) of the definition of “fundamental change,” following the effective date of such transaction), references to WGP in the definition of “fundamental change” above shall instead be references to such other entity.

Anadarko will agree in the purchase contract agreement not to consummate any foreign reorganization until the sixth trading day immediately following the fundamental change early settlement date related to such foreign reorganization (or, if earlier, the third trading day immediately following the mandatory settlement date).

The “fundamental change early settlement rate” will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “unit price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clause (b) of the definition of “fundamental change” in which holders of WGP common units receive only cash in exchange for their WGP common units in such fundamental change, the cash amount paid per WGP common unit; and

•

in all other cases, the average of the daily VWAPs of WGP common units (or, if applicable, WGP exchange property) over the 20 consecutive trading day period beginning on, and including, the third trading day immediately following the effective date.

If one or more of the 20 scheduled trading days beginning on, and including, the third trading day immediately following the effective date of a fundamental change is not a trading day, and such 20 consecutive trading day period described in the second bullet of the immediately preceding paragraph would end after the last day of the fundamental change early settlement period, then the fundamental change early settlement period will be extended to the last trading day of such 20 consecutive trading day period.

The unit prices set forth in the first column of the table below will be adjusted as of any date on which any fixed settlement rates are otherwise adjusted. The adjusted unit prices will equal the unit prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the maximum settlement rate immediately prior to the adjustment giving rise to the unit price adjustment and the denominator of which is the maximum settlement rate as so adjusted. The fundamental change early settlement rates per purchase contract in the table below will be adjusted at the same time and in the same manner as the fixed settlement rates as set forth under “—Adjustments to the fixed settlement rates.”

The following table sets forth the fundamental change early settlement rate per purchase contract for each unit price and effective date set forth below:

	Effective date
Unit price	June 10, 2015	June 7, 2016	June 7, 2017	June 7, 2018
$30.00	0.6896	0.7440	0.8025	0.8591
$40.00	0.6920	0.7408	0.7989	0.8591
$45.00	0.6884	0.7338	0.7897	0.8591
$50.00	0.6838	0.7255	0.7771	0.8591
$55.00	0.6788	0.7168	0.7629	0.8591
$58.20	0.6758	0.7115	0.7538	0.8591
$60.00	0.6741	0.7087	0.7487	0.8333
$65.00	0.6699	0.7014	0.7359	0.7692
$69.84	0.6665	0.6954	0.7254	0.7159
$75.00	0.6634	0.6901	0.7163	0.7159
$85.00	0.6592	0.6828	0.7046	0.7159
$90.00	0.6577	0.6804	0.7010	0.7159
$100.00	0.6560	0.6772	0.6969	0.7159
$125.00	0.6554	0.6751	0.6948	0.7159
$150.00	0.6569	0.6759	0.6954	0.7159
$175.00	0.6588	0.6773	0.6963	0.7159

The exact unit price and effective date may not be set forth in the table above, in which case:

•

if the unit price is between two unit prices in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by straight line interpolation between the fundamental change early settlement rates set forth for the higher and lower unit prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•

if the unit price is greater than $175.00 per WGP common unit (subject to adjustment in the same manner as the unit prices set forth in the column headings of the table above), then the fundamental change early settlement rate will be the minimum settlement rate; or

•

if the unit price is less than $30.00 per WGP common unit (subject to adjustment in the same manner as the unit prices set forth in the column headings of the table above) (the “minimum unit price”), the fundamental change early settlement rate will be determined as if the unit price equaled the minimum unit price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of WGP common units deliverable under a purchase contract is 0.8591, subject to adjustment at the same time and in the same manner as the fixed settlement rates as set forth under “—Adjustments to the fixed settlement rates.”

If you exercise the fundamental change early settlement right following a WGP reorganization event, we will deliver a number of units of WGP exchange property equal to the number of WGP common units we would otherwise be required to deliver, as described below.

However, notwithstanding anything to the contrary herein (including, for the avoidance of doubt, under “—APC fundamental change early settlement election” below), in the case of a fundamental change described in clause (b) of the definition of “fundamental change” in which holders of WGP common units receive only cash in exchange for their WGP common units in such fundamental change, for any settlement of a purchase contract following the effective date of such fundamental change, the consideration due upon any early settlement in connection with such fundamental change will be calculated based solely on the unit price for the transaction and will be deemed to be an amount of cash per purchase contract equal to the fundamental change early settlement rate, multiplied by such unit price.

APC fundamental change early settlement election

In respect of any fundamental change (other than a fundamental change described in clause (b) of the definition of “fundamental change” in which holders of WGP common units receive only cash in exchange for their WGP common units in such fundamental change), unless an APC delisting has occurred and is continuing, we may elect to settle all (but not less than all) purchase contracts for which holders exercise their fundamental change early settlement right with respect to such fundamental change in shares of APC Stock (an “APC fundamental change early settlement election”). We must make any APC fundamental change early settlement election in respect of a fundamental change by delivering to all holders and the purchase contract agent an irrevocable notice of such election prior to the close of business on the second trading day immediately following the effective date of such fundamental change. If we do not deliver such notice prior to the close of business on the second trading day immediately following the effective date of such fundamental change and we are not obligated to make an APC fundamental change early settlement election pursuant to the third immediately succeeding paragraph, we will settle all purchase contracts for which holders exercise their fundamental change early settlement right in respect of such fundamental change in WGP common units as described above. If we make an APC fundamental change early settlement election in respect of a fundamental change, you will receive as a result of an exercise of your fundamental change early settlement right a number of shares of APC Stock per purchase contract equal to (a) the fundamental change early settlement rate as of the fundamental change early settlement date, multiplied by the unit price (such product, the “fundamental change early settlement value”), divided by (b) 98% of the fundamental change market value of APC Stock, calculated as described below.

However, notwithstanding the foregoing, in no event will the number of shares of APC Stock delivered per purchase contract upon early settlement in connection with a fundamental change exceed the share cap. To the extent that the fundamental change early settlement value exceeds the product of the number of shares of APC Stock delivered upon early settlement of each purchase contract in connection with a fundamental change and 98% of the fundamental change market value of APC Stock, we will have no obligation to pay such excess amount in cash, WGP common units, WGP exchange property or otherwise.

The term “fundamental change market value” with respect to APC Stock means the average of the daily VWAPs of APC Stock over the 20 consecutive trading day period beginning on, and including, the third trading day immediately following the effective date of the applicable fundamental change.

If, as of the close of business on the second trading day following the effective date of any fundamental change, we have not made an APC fundamental change early settlement election and we are legally prohibited by applicable law or any order or judgment of any court or other agency of government having jurisdiction over us from delivering WGP common units in settlement of the purchase contracts, then we will make an APC fundamental change early settlement election in respect of such fundamental change on such day, notwithstanding the occurrence or continuance of any APC delisting, and we will notify the holders and the purchase contract agent no later than the immediately following business day.

Fundamental change early settlement procedures

Your fundamental change early settlement right is subject to:

•

if the Unit that includes such purchase contract or such separate purchase contract is held in global form, compliance with the standing arrangements between DTC and the purchase contract agent for effecting an early settlement; if the Unit that includes such purchase contract or such separate purchase contract is held in certificated form, delivery of an early settlement notice in the form attached to the purchase contract to the purchase contract agent (with a copy to Anadarko) electing early settlement of your purchase contract;

•

if the Unit that includes such purchase contract or such separate purchase contract is held in global form, surrender of such global security (or a reduction in the number of purchase contracts represented thereby, if applicable) in compliance with the standing arrangements between DTC and the purchase contract agent; if the Unit that includes such purchase contract or such separate purchase contract is held in certificated form, surrendering the certificates representing the purchase contract; and

•

payment by you of any transfer or similar taxes payable in connection with the delivery of WGP common units, issuance and delivery of APC Stock, or issuance and/or delivery of other consideration, as the case may be, to any person other than you.

Unless we make an APC fundamental change early settlement election, the fundamental change early settlement right is also subject to the condition that, if required under U.S. federal securities laws, WGP has a registration statement under the Securities Act in effect with respect to the WGP common units and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that if such a registration statement is required, we will use our commercially reasonable efforts to cause WGP (and the issuer of any such other securities) to (1) have in effect throughout the fundamental change early settlement period, and until the WGP common units and/or other securities are delivered in settlement of any purchase contracts in connection with the relevant fundamental change, a registration statement covering the WGP common units and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case, in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development with respect to WGP that has not yet been publicly disclosed, we will not be required to cause WGP to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until WGP has publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to cause WGP to make such disclosure as soon as it is commercially reasonable to do so). Pursuant to WGP’s agreement of limited partnership, the Special Committee of the Board of Directors of WGP’s general partner has the right to delay the filing of a registration statement, or an offering under an effective registration statement, in certain circumstances. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

In the event that a holder seeks to exercise its fundamental change early settlement right and we do not make any APC fundamental change early settlement election and the fundamental change early settlement date does not occur on or prior to the 33rd scheduled trading day immediately preceding June 7, 2018 (as a result of a registration statement not being effective, if required, or otherwise), the holder’s exercise of such right will be void and the provisions under “—Settlement on the mandatory settlement date” above will apply.

The “fundamental change early settlement date” will be:

•

in the case of a fundamental change described in clause (b) of the definition of “fundamental change” in which holders of WGP common units receive only cash in exchange for their WGP common units in such fundamental change, the business day on which you comply with the requirements for effecting early settlement of your purchase contracts in connection with a fundamental change (or, if you comply with such requirements at or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day during the fundamental change early settlement period, the next succeeding business day); and

•

in all other cases, the later of (x) the last day of the fundamental change early settlement period for any holder who complies with the requirements for effecting early settlement of purchase contracts in connection with a fundamental change prior to 5:00 p.m., New York City time, on such day and (y) if we are to deliver WGP common units to settle the relevant purchase contract and a registration statement is required under U.S. federal securities laws in respect of such settlement, the date on which an effective registration statement under the Securities Act with respect to the WGP common units and other securities, if any, is available.

Upon satisfaction of all applicable conditions described above, you will receive the WGP common units (and any cash in lieu of fractional WGP common units) (or, if a WGP reorganization event has occurred, units of WGP exchange property) deliverable, shares of APC Stock issuable, or cash deliverable, as the case may be, as a result of your exercise of the fundamental change early settlement right on the third business day following the fundamental change early settlement date.

We will provide the purchase contract agent, the trustee and the holders of Units and separate purchase contracts with a notice of a fundamental change within three business days after its occurrence, issue a press release announcing such effective date and post such press release on our website. The notice will also set forth, among other things:

•	whether we have made an APC fundamental change early settlement election;

•

if we have not made an APC fundamental change early settlement election, the date on which we expect there to be available a registration statement covering the WGP common units and other securities, if any, to be delivered in respect of any purchase contracts settled in connection with such fundamental change, and a prospectus in connection therewith, in each case, in a form that may be used in connection with any fundamental change early settlement;

•	if not solely WGP common units, the kind and amount of cash, securities and other property receivable by the holder upon settlement; and

•	the deadline by which each holder’s fundamental change early settlement right must be exercised.

Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The person in whose name any WGP common units shall be deliverable following exercise of a holder’s fundamental change early settlement right will become the holder of record of such WGP common units as of 5:00 p.m., New York City time, on the relevant fundamental change early settlement date. The person in whose name any shares of APC Stock shall be issuable and deliverable following exercise of a holder’s fundamental change early settlement right will become the holder of record of such shares as of 5:00 p.m., New York City time, on the relevant fundamental change early settlement date Upon compliance with the standing arrangements between DTC and the purchase contract agent for effecting an early settlement or delivery of an early settlement notice, as the case may be, in respect of the purchase contract component of a Unit upon a fundamental change, a separate amortizing note representing the amortizing note component of such Unit will be issued in the manner set forth herein and will remain outstanding and, beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon the fundamental change.

If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent date for settlement of your purchase contracts, including, if applicable, the provisions set forth under “—Adjustments to the fixed settlement rates” regarding the occurrence of the relevant fundamental change.

Adjustments to the fixed settlement rates

Each fixed settlement rate will be adjusted, without duplication, upon:

(a)	The issuance of WGP common units as a dividend or distribution to all or substantially all holders of WGP common units, or a subdivision or combination of WGP common units, in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 ×	OS1
OS0

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date (as defined below) for such dividend or distribution or immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date or immediately after 9:00 a.m., New York City time, on such effective date, as the case may be;

OS0	=	the number of WGP common units outstanding immediately prior to 5:00 p.m., New York City time, on such record date or immediately prior to 9:00 a.m., New York City time, on such effective date, as the case may be (in either case, prior to giving effect to such event); and

OS1	=	the number of WGP common units that would be outstanding immediately after giving effect to such dividend, distribution, subdivision or combination.

Any adjustment made pursuant to this clause (a) will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such WGP common unit subdivision or WGP common unit combination, as the case may be. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, each fixed settlement rate will be immediately readjusted, effective as of the date WGP’s general partner’s board of directors publicly announces its decision not to pay or make such dividend or distribution, to such fixed settlement rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (a), the number of WGP common units outstanding immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution or 9:00 a.m., New York City time, on the effective date for such WGP common unit subdivision or WGP common unit combination, as applicable, will not include WGP common units held in WGP’s treasury but will include any WGP common units issuable in respect of any scrip certificates issued in lieu of fractions of WGP common units. We will cause WGP not to pay any dividend or make any distribution on WGP common units held in WGP’s treasury.

(b) The issuance to all or substantially all holders of WGP common units of rights, options or warrants entitling them for a period expiring 45 calendar days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase WGP common units at a price per WGP common unit less than the average of the daily VWAPs of WGP common units for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, in which event each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	OS0 + X
OS0 + Y

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such issuance;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date;

OS0	=	the number of WGP common units outstanding immediately prior to 5:00 p.m., New York City time, on such record date;

X	=	the total number of WGP common units issuable pursuant to such rights, options or warrants; and

Y	=	the total number of WGP common units equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the daily VWAPs of WGP common units for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance.

Any increase made pursuant to this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after 5:00 p.m., New York City time, on the record date for such issuance. In the event that such rights, options or warrants described in this clause (b) are not so issued, each fixed settlement rate will be immediately readjusted, effective as of the date WGP’s general partner’s board of directors publicly announces its decision not to issue such rights, options or warrants, to such fixed settlement rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or WGP common units are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each fixed settlement rate will be immediately readjusted, effective as of the date of such expiration or the date of such exercise, as the case may be, to such fixed settlement rate that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of WGP common units actually delivered.

In determining whether any rights, options or warrants entitle the holders of WGP common units to subscribe for or purchase WGP common units at less than such average of the daily VWAPs of WGP common units for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by WGP for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

For the purposes of this clause (b), the number of WGP common units at the time outstanding will not include WGP common units held in WGP’s treasury but will include any WGP common units issuable in respect of any scrip certificates issued in lieu of fractions of WGP common units. We will cause WGP not to issue any such rights, options or warrants in respect of WGP common units held in WGP’s treasury.

(c) The dividend or other distribution to all or substantially all holders of WGP common units of units of equity securities of WGP (other than WGP common units), evidences of WGP’s indebtedness, assets or rights, options or warrants to acquire equity securities of WGP, indebtedness or assets, excluding:

•	any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (a) or (b) above;

•	any dividend or distribution paid exclusively in cash as to which the provisions set forth in clause (d) below shall apply; and

•	spin-offs as to which the provisions set forth below in this clause (c) shall apply,

in which event each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	SP0
SP0 - FMV

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date;

SP0	=	the average of the daily VWAPs of WGP common units for the 10 consecutive trading day period ending on the trading day immediately preceding the ex-date for such dividend or distribution; and

FMV	=	the fair market value (as determined by our board of directors), on the ex-date for such dividend or distribution, of the units of equity securities of WGP, evidences of WGP’s indebtedness, assets or rights, options or warrants so distributed, expressed as an amount per WGP common unit.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above) or if the difference between SP0 and FMV is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each holder of a Unit or separate purchase contract to receive, for each Unit or separate purchase contract, at the same time and upon the same terms as holders of WGP common units, the kind and amount of equity securities of WGP, evidences of WGP’s indebtedness, WGP’s assets or rights, options or warrants that such holder would have received if such holder owned a number of WGP common units equal to the maximum settlement rate in effect on the record date for the dividend or distribution.

Any increase made pursuant to the portion of this clause (c) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, each fixed settlement rate will be readjusted, effective as of the date WGP’s general partner’s board of directors publicly announces its decision not to pay or make such dividend or distribution, to such fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this clause (c) is one pursuant to which the payment of a dividend or other distribution on WGP common units consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of WGP, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” then each fixed settlement rate will instead be increased based on the following formula:

SR1 = SR0 ×	FMV0 + MP0
MP0

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off;

FMV0	=	the average of the daily VWAPs of the capital stock or similar equity interests distributed to holders of WGP common units applicable to one WGP common unit for the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off; and

MP0	=	the average of the daily VWAPs of WGP common units for the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off.

Any increase made pursuant to this portion of clause (c) will become effective immediately after 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off; provided that if any date for determining the number of WGP common units deliverable to a holder occurs during the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off, references in the preceding paragraph to 10 consecutive trading days will be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between the beginning of the 10 consecutive trading day period and such determination date for purposes of determining the fixed settlement rates. In the event that such distribution described in this clause (c) is not so made, each fixed settlement rate will be readjusted, effective as of the date WGP’s general partner’s board of directors publicly announces its decision not to pay such distribution, to such fixed settlement rate that would then be in effect if such distribution had not been declared.

(d) The dividend or distribution to all or substantially all holders of WGP common units of exclusively cash, other than a regular, quarterly cash dividend that does not exceed $0.3425 per WGP common unit (the “initial dividend threshold”), in which event, each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 ×	SP0 - T
SP0 - C

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution;

SP0	=	the average of the daily VWAPs of WGP common units over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-date for such dividend or distribution;

T	=	the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero; and

C	=	the amount in cash per WGP common unit that WGP distributes to holders of WGP common units.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the fixed settlement rates; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the fixed settlement rates under this clause (d).

If “C” (as defined above) is equal to or greater than “SP0” (as defined above) or if the difference between SP0 and C is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each holder of a Unit or separate purchase contract to receive, for each Unit or separate purchase contract, at the same time and upon the same terms as holders of WGP common units, the amount of cash that such holder would have received if such holder owned a number of WGP common units equal to the maximum settlement rate on the record date for such cash dividend or distribution.

Any increase made pursuant to this clause (d) will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. In the event that any dividend or distribution described in this clause (d) is not so made, each fixed settlement rate will be readjusted, effective as of the date WGP’s general partner’s board of directors publicly announces its decision not to pay such dividend or distribution, to such fixed settlement rate which would then be in effect if such dividend or distribution had not been declared.

(e) The purchase by us, WGP or one or more of our or WGP’s subsidiaries of WGP common units pursuant to a tender offer or exchange offer by us, WGP or one of our or WGP’s subsidiaries for WGP common units if the amount of cash and value of any other consideration included in the payment per WGP common unit validly tendered or exchanged exceeds the average of the daily VWAP of WGP common units for the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “expiration date”), in which event each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	FMV + (SP1 × OS1)
OS0 × SP1

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date;

FMV	=	the fair market value (as determined by our board of directors) of the aggregate value of all cash and any other consideration paid or payable for WGP common units purchased in such tender offer or exchange offer;

OS1	=	the number of WGP common units outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer on the expiration date (the “expiration time”) (after giving effect to such tender offer or exchange offer);

OS0	=	the number of WGP common units outstanding immediately prior to the expiration time (prior to giving effect to such tender offer or exchange offer); and

SP1	=	the average of the daily VWAPs of WGP common units for the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

Any increase made pursuant to this clause (e) will become effective immediately after 5:00 p.m., New York City time, on the last day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date; provided that if any date for determining the number of WGP common units deliverable to a holder occurs during the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date, references in the preceding paragraph to 10 consecutive trading days will be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between such expiration date and such determination date for purposes of determining the fixed settlement rates.

If we are, or WGP or one of our or WGP’s subsidiaries is, obligated to purchase WGP common units pursuant to any such tender offer or exchange offer, but we are, or WGP or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed settlement rate will be readjusted to be such fixed settlement rate that would then be in effect if such tender offer or exchange offer had not been made.

To the extent that WGP has a rights plan in effect with respect to WGP common units on any date for determining the applicable market value or early settlement market value of WGP common units or the unit price, you will receive, in addition to WGP common units, the rights under the rights plan, unless (i) we have elected to issue and deliver APC Stock in lieu of delivering WGP common units or (ii) prior to such determination date, the rights have separated from the WGP common units. If such rights have so separated from the WGP common units, each fixed settlement rate will be adjusted at the time of such separation as if WGP made a distribution to all holders of WGP common units as described in clause (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

The term “ex-date,” when used with respect to any issuance, dividend or distribution, means the first date on which WGP common units trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution in question from WGP or, if applicable, from the seller of WGP common units on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

The term “record date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of WGP common units have the right to receive any cash, securities or other property or in which WGP common units are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of WGP common units entitled to receive such cash, securities or other property (whether such date is fixed by WGP’s general partner’s board of directors or by statute, contract or otherwise).

In addition, we may make such increases in each fixed settlement rate as our board of directors deems in our best interest. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share.

No adjustment in the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least 1.0%. If any adjustment is not required to be made because it would not change the fixed settlement rates by at least 1.0%, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that, on any date for determining any daily VWAP or the number of WGP common units deliverable or shares of APC Stock issuable and deliverable to a holder, adjustments to the fixed settlement rates will be made with respect to any such adjustment carried forward that has not been taken into account before such determination date.

If WGP issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events;

•	we will not adjust the fixed settlement rates pursuant to clauses (a) through (e) above until the earliest of these triggering events occurs; and

•	we will readjust the fixed settlement rate to the extent any of these rights, options or warrants are not exercised before they expire.

No adjustment to the fixed settlement rates will be made if holders of Units or any separate purchase contracts may participate in the transaction (per Unit or per purchase contract, as the case may be, based on the maximum settlement rate) that would otherwise give rise to such adjustment at the same time and on the same terms as holders of WGP common units without having to settle such holders’ purchase contracts.

Following the exercise of any early settlement right or fundamental change early settlement right and prior to the occurrence of the related early settlement date or fundamental change early settlement date (including, without limitation, prior to the availability of an effective registration statement and a related prospectus if required under U.S. federal securities laws), we will increase the number of WGP common units that we are obligated to deliver upon an early settlement or fundamental change early settlement of a purchase contract (including after determination of the early settlement rate or fundamental change early settlement rate) upon the occurrence of any event or transaction described in clauses (a) through (e) above (at the same time as the related adjustment to the fixed settlement rates and determined as if the initial dividend threshold were equal to zero) such that the holder with respect to such early settlement date or fundamental change early settlement date receives a number of additional WGP common units (in excess of the early settlement rate or fundamental change early settlement rate as originally determined) determined by our board of directors in good faith with a value equal to the value of the consideration that such holder would have received in connection with such event or transaction if it had held a number of WGP common units equal to the early settlement rate or fundamental change early settlement rate as originally determined (for the avoidance of doubt, unless such holder participates in such event or transaction (per Unit or per purchase contract, as the case may be, based on such early settlement rate or fundamental change early settlement rate, as the case may be, as it may have been adjusted to such time) that would otherwise give rise to such adjustment at the same time and on the same terms as holders of WGP common units).

Except as stated above, the fixed settlement rates will not be adjusted for the issuance of WGP common units or any securities convertible into or exchangeable for WGP common units or carrying the right to purchase any of the foregoing, or for the repurchase of WGP common units. For example, the fixed settlement rates will not be adjusted:

•

upon the issuance of any WGP common units pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on WGP’s securities and the investment of additional optional amounts in WGP common units under any plan;

•

upon the issuance of any WGP common units, restricted stock or restricted stock units or rights, options or warrants to purchase those WGP common units pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us, WGP or any of our or WGP’s subsidiaries;

•	upon the issuance of any WGP common units pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued;

•

upon the repurchase of any WGP common units pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in clause (e) above;

•

for the sale or issuance of WGP common units, or securities convertible into or exercisable for WGP common units, for cash, including at a price per WGP common unit less than the fair market value thereof or otherwise or in an acquisition, except as described in one of clauses (a) through (e) above;

•	for a third party tender offer (other than as described in clause (e) above); or

•	for a change in the par value of WGP common units.

Whenever the fixed settlement rates are adjusted, we will deliver to the purchase contract agent a certificate setting forth in reasonable detail the method by which the adjustment to each fixed settlement rate was determined and setting forth each revised fixed settlement rate. In addition, we will, within ten business days of any event requiring such adjustment, provide or cause to be provided written notice of the adjustment to the holders of the Units and separate purchase contracts and describe in reasonable detail the method by which each fixed settlement rate was adjusted; such notification may be made by a press release.

For the avoidance of doubt, each adjustment to each fixed settlement rate will result in a corresponding adjustment to the early settlement rate and fundamental change settlement rate set forth in the table under “—Early settlement upon a fundamental change” above.

If an adjustment is made to the fixed settlement rates, an inversely proportional adjustment will also be made to the reference price. For the avoidance of doubt, no separate inversely proportional adjustment will be made to the threshold appreciation price because it is equal to $50 divided by the minimum settlement rate (rounded to the nearest $0.0001) as adjusted in the manner described herein. Whenever any provision herein requires us to calculate the daily VWAPs of WGP common units over a span of multiple days, we will make appropriate adjustments, if any, to the relevant daily VWAPs of WGP common units to account for any adjustment to the fixed settlement rates that becomes effective, or any issuance date, record date, ex-date, effective date or expiration date relating to a required adjustment to the fixed settlement rates that occurs, at any time during the period when the daily VWAPs of WGP common units are to be calculated.

APC anti-dilution adjustments

If any event occurs with respect to Anadarko or APC Stock that would require an adjustment to the fixed settlement rates pursuant to “—Adjustments to the fixed settlement rates” above if such event had occurred with respect to WGP or WGP common units (with the provisions of “—Adjustments to the fixed settlement rates” above read as if references to WGP common units were references to shares of APC Stock, references to WGP were references to Anadarko, and the initial dividend threshold were equal to zero), then an adjustment corresponding to the adjustment that would be made to the fixed settlement rates will be made to the share cap.

Whenever any provision herein requires us to calculate the daily VWAPs of APC Stock over a span of multiple days, we will make appropriate adjustments, if any, to the relevant daily VWAPs of APC Stock to account for any event that requires an adjustment pursuant to the immediately preceding paragraph (including, for the avoidance of doubt, any cash dividend or distribution made to all or substantially all holders of APC Stock following the exercise of any early settlement right or fundamental change early settlement right and prior to actual delivery of APC Stock) that becomes effective, or any issuance date, record date, ex-date, effective date or expiration date relating to a required adjustment pursuant to the immediately preceding paragraph that occurs, at any time during the period when the daily VWAPs of APC Stock are to be calculated.

Reorganization events

WGP reorganization events

In the event of:

•

any merger of WGP with or into or consolidation of WGP with any other entity (other than a merger or consolidation in which WGP is the continuing or surviving corporation and in which the WGP common units outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of WGP or another person);

•	any sale, assignment, transfer, lease or conveyance of all or substantially all of WGP’s properties and assets to any other person or entity;

•	any recapitalization, reclassification or change of WGP common units into securities including securities other than WGP common units; or

•	any statutory exchange of WGP’s securities with another person (other than in connection with a merger or acquisition);

in each case, as a result of which WGP common units would be converted into, or exchanged for securities, cash and/or other property (each, a “WGP reorganization event”), then at and after the effective time of the WGP reorganization event, each purchase contract outstanding will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind and amount of securities, cash and/or other property that a holder of WGP common units would have been entitled to receive in connection with such WGP reorganization event (such securities, cash and other property, the “WGP exchange property” with each unit of WGP exchange property being the kind and amount of WGP exchange property that a holder of one WGP common unit would have received in such WGP reorganization event), subject to our right to elect to settle the purchase contracts in shares of APC Stock in lieu of such WGP exchange property. Prior to or at the effective time of such WGP reorganization event, we will execute with the purchase contract agent and the trustee a supplemental agreement providing for such change in the settlement of the purchase contracts.

For purposes of the foregoing, the type and amount of WGP exchange property in the case of any WGP reorganization event that causes WGP common units to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of equityholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of WGP common units that affirmatively make such an election.

Such supplemental agreement described in the second immediately preceding paragraph will provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in “—Adjustments to the fixed settlement rates” above. If, in the case of any WGP reorganization event, the WGP exchange property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such WGP reorganization event, then such supplemental agreement shall contain such additional provisions to protect the interests of the holders of the Units and the separate purchase contracts as our board of directors shall reasonably consider necessary by reason of the foregoing.

Anadarko reorganization events

In the event of:

•

any merger of Anadarko with or into or consolidation of Anadarko with any other entity (other than a merger or consolidation in which we are the continuing or surviving corporation and in which the shares of APC Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, assignment, transfer, lease or conveyance of all or substantially all of our properties and assets to any other person or entity;

•	any recapitalization, reclassification or change of APC Stock into securities including securities other than APC Stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition);

in each case, as a result of which APC Stock would be converted into, or exchanged for securities, cash and/or other property (each, an “Anadarko reorganization event”), then at and after the effective time of the Anadarko reorganization event, our ability to elect to issue and deliver shares of APC Stock upon settlement of each purchase contract outstanding will, without the consent of the holders of the purchase contracts, become a right to elect to settle such purchase contracts in the kind and amount of securities, cash and/or other property that a holder of APC Stock would have been entitled to receive in connection with such Anadarko reorganization event (such securities, cash and other property, the “APC exchange property” with each unit of APC exchange property being the kind and amount of APC exchange property that a holder of one share of APC Stock would have received in such Anadarko reorganization event). Prior to or at the effective time of such Anadarko reorganization event, we or the successor or purchasing person, as the case may be, will execute with the purchase contract agent and the trustee a supplemental agreement providing for such change in our right to elect to settle the purchase contracts in shares of APC Stock.

For purposes of the foregoing, the type and amount of APC exchange property in the case of any Anadarko reorganization event that causes APC Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of equityholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of APC Stock that affirmatively make such an election.

Such supplemental agreement described in the second immediately preceding paragraph will provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in “—APC anti-dilution adjustments” above. If, in the case of any Anadarko reorganization event, the APC exchange property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Anadarko reorganization event, then such supplemental agreement shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holders of the Units and the separate purchase contracts as our board of directors shall reasonably consider necessary by reason of the foregoing.

Each of a WGP reorganization event and an Anadarko organization event are referred to herein as a “reorganization event.”

Calculations following reorganization events

The number of units of WGP exchange property or APC exchange property, as the case may be, we will deliver for each purchase contract settled following the effective date of such WGP reorganization event or Anadarko reorganization event, as the case may be, will be equal to the number of WGP common units or shares of APC Stock, as the case may be, we would otherwise be required to deliver as determined by the fixed settlement rates then in effect on the applicable settlement date, or such other settlement rates as provided herein. The daily VWAPs will be determined using the market value of a unit of WGP exchange property that a holder of one WGP common unit would have received in such WGP reorganization event or of a unit of APC exchange property that a holder of one share of APC Stock would have received in such Anadarko reorganization event, as the case may be, and such value will be determined, on any date of determination, with respect to:

•	any publicly traded securities that compose all or part of the exchange property, based (to the extent practicable) on the volume-weighted average price of such securities on such date;

•	any cash that composes all or part of the exchange property, based on the amount of such cash; and

•

any other property (including any publicly traded securities for which determining a volume-weighted average price is not practicable) that composes all or part of the exchange property, based on the value of such property on such date, as determined, in each case, by a nationally recognized independent investment banking firm retained by us for this purpose.

In connection with any adjustment described above, we will also adjust the initial dividend threshold based on the number of shares of common stock comprising the WGP reference property and (if applicable) the value of any non-stock consideration comprising the WGP reference property. If the WGP reference property is composed solely of non-stock consideration, the initial dividend threshold will be zero.

Fractional shares

No fractional WGP common units will be delivered and no fractional shares of APC Stock will be issued and delivered to holders upon settlement of the purchase contracts. In lieu of fractional WGP common units otherwise deliverable, holders will be entitled to receive an amount in cash equal to the fraction of a WGP common unit, calculated on an aggregate basis in respect of the purchase contracts being settled, multiplied by the daily VWAP of WGP common units on the trading day immediately preceding the mandatory settlement date, early settlement date or fundamental change early settlement date, as the case may be. In lieu of fractional shares of APC Stock otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of APC Stock, calculated on an aggregate basis in respect of the purchase contracts being settled, multiplied by the daily VWAP of APC Stock on the trading day immediately preceding the mandatory settlement date, early settlement date or fundamental change early settlement date, as the case may be.

Consequences of bankruptcy

Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to Anadarko. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of WGP common units per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of WGP common units at that time) or, at our election within one business day of the occurrence of such specified event of bankruptcy, a number of shares of APC Stock of equivalent value (as reasonably determined by our board of directors). If for any reason the accelerated purchase contracts are not settled by the delivery of WGP common units or shares of APC Stock, a holder may have a damage claim against us for the value of the WGP common units or shares of APC Stock that we would have otherwise been required to deliver upon settlement of the purchase contracts.

We expect that this claim for damages will rank equally with the claims by holders of our common stock in the bankruptcy proceeding, in which case you will only be able to recover damages to the extent holders of our common stock receive any recovery.

Modification

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee to modify the purchase contract agreement without the consent of the holders of purchase contracts (whether held separately or as a component of Units) for any of the following purposes:

•

to evidence the succession of another person to Anadarko’s obligations, and the assumption by any such successor of the covenants and obligations of Anadarko in the purchase contract agreement and the units and separate purchase contracts, if any;

•	to add to the covenants for the benefit of holders of purchase contracts or to surrender any of our rights or powers under the agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•

upon the occurrence of a reorganization event, solely (i) to provide that each purchase contract will become a contract to purchase WGP exchange property or APC exchange property, as applicable, and (ii) to effect the related changes to the terms of the purchase contracts, in each case, as required by the applicable provisions of the purchase contract agreement;

•

to conform the provisions of the purchase contract agreement to the “Description of purchase contracts” and “Description of the Units” sections in this prospectus supplement, as supplemented by the related pricing term sheet;

•	to cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent, so long as such action does not adversely affect the interest of the holders; and

•	to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the holders.

The purchase contract agreement will contain provisions permitting us and the purchase contract agent and trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•

reduce the number of WGP common units deliverable or the number of shares of APC Stock issuable, as the case may be, upon settlement of the purchase contract (except to the extent expressly provided in the anti-dilution adjustments);

•	change the mandatory settlement date, the right to settle purchase contracts early or the fundamental change early settlement right;

•

reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement; or

•	impair the right to institute suit for the enforcement of the purchase contracts.

In executing any modification, the purchase contract agent and the trustee shall be entitled to receive an opinion of counsel stating that such modification is authorized or permitted under the terms of the purchase contract agreement.

Consolidation, merger, sale or conveyance

We will covenant in the purchase contract agreement that we will not merge with or into, consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless:

•

the resulting, surviving or transferee entity (if not us) is a corporation, partnership or trust organized and existing under the laws of any domestic or foreign jurisdiction, and such entity (if not us) expressly assumes in writing all of our obligations under the purchase contracts and the purchase contract agreement;

•

immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, no default has occurred and is continuing under the purchase contracts or the purchase contract agreement; and

•

we have delivered to the purchase contract agent an officers’ certificate and an opinion of counsel, each stating that such merger, consolidation, sale, assignment, transfer, lease or conveyance comply with the purchase contract agreement and that all conditions precedent provided for in the purchase contract agreement related to such transaction have been complied with.

Reservation of APC Stock

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance and delivery upon settlement of the purchase contracts, that number of shares of APC Stock as shall from time to time be issuable and deliverable upon the settlement of all purchase contracts then outstanding, assuming settlement per purchase contract at the share cap.

Governing law

The purchase contract agreement, the Units and the purchase contracts and the rights and obligations of the parties under the purchase contract agreement, the Units and the purchase contracts, including the interpretation, construction, validity and enforceability thereof, shall be governed by and construed and interpreted in accordance with the law of the State of New York.

Waiver of jury trial

The purchase contract agreement will provide that we, the purchase contract agent and the trustee will waive our respective rights to trial by jury in any action or proceeding arising out of or related to the purchase contracts, the purchase contract agreement or the transactions contemplated thereby, to the extent permitted by law.

Information concerning the purchase contract agent

The Bank of New York Mellon Trust Company, N.A. will be the purchase contract agent and the trustee under the indenture. The purchase contract agent will act as the agent for the holders of Units and separate purchase contracts from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent and the trustee. The trustee will enter into the purchase contract agreement pursuant to the requirements of the indenture. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Information concerning the transfer agent

Computershare acts as the transfer agent for the WGP common units and APC Stock and performs other services for us and WGP.

Calculations in respect of purchase contracts

We will be responsible for making all calculations called for under the Units and any separate purchase contracts. The purchase contract agent and the trustee will have no obligation to make any such calculations. All such calculations made by us will be made in good faith and, absent manifest error, will be final and binding on the purchase contract agent and the holders of the Units and any separate purchase contracts. We will provide a schedule of such calculations to the purchase contract agent and the purchase contract agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

Description of the amortizing notes

Each amortizing note, which initially forms a part of a Unit and which, at the holder’s option on any business day during the period beginning on, and including, the business day immediately after the date of initial issuance of the Units, to, but excluding, the third scheduled trading day immediately preceding June 7, 2018, can be separated and transferred separately from the purchase contract also forming a part of a Unit, will be issued by Anadarko under an indenture for debt securities (the “base indenture”), dated September 19, 2006, between Anadarko, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, and a related supplemental indenture for such amortizing notes (the “supplemental indenture”), to be dated the date of first issuance of the amortizing notes (the base indenture, as so supplemented, is referred to herein as the “indenture”).

The following summary of the terms of the amortizing notes contains a description of all of the material terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms. We refer you to the base indenture, which has been filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part, and the supplemental indenture, which will be filed as an exhibit to a Current Report on Form 8-K.

As used in this section, the terms “Anadarko,” “we,” “us” and “our” mean Anadarko Petroleum Corporation and do not include its existing or future subsidiaries or affiliates. As used in this section, the term “WGP” means Western Gas Equity Partners, LP and does not include its existing or future subsidiaries or affiliates.

General

The amortizing notes will be issued as a separate series of senior debt securities under the base indenture, which does not limit the aggregate principal amount of indebtedness that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. The amortizing notes will be issued by Anadarko in an initial aggregate principal amount of $87,605,600 (or $100,746,440 initial aggregate principal amount if the underwriters exercise their over-allotment option in full). The final installment payment date will be June 7, 2018. Anadarko may not redeem the amortizing notes.

Amortizing notes may only be issued in certificated form in exchange for a global security under the circumstances described below under “Book-entry procedures and settlement.” In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices described below.

Payments on amortizing notes issued as a global security will be made to DTC, or a successor depositary. In the event amortizing notes are issued in certificated form, installment payments will be made at the corporate trust office of the trustee at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, NY 10286. Installment payments on certificated amortizing notes may be made at Anadarko’s option by check mailed to the address of the persons entitled thereto. See “Book-entry procedures and settlement.”

The amortizing notes will not be guaranteed by any of our subsidiaries.

Except as described below under “—Limitations on mergers, consolidations and sales of assets,” there are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Anadarko that may adversely affect such holders.

Ranking

The amortizing notes will be senior unsecured obligations of Anadarko and will rank:

•	senior in right of payment to any of Anadarko’s indebtedness that is expressly subordinated in right of payment to the amortizing notes;

•	equal in right of payment to any of Anadarko’s indebtedness that is not so subordinated;

•	effectively junior in right of payment to any of Anadarko’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all indebtedness and other liabilities (including trade payables) of Anadarko’s subsidiaries.

As of March 31, 2015, we had approximately $16.9 billion of total consolidated indebtedness. As of March 31, 2015, on an as-adjusted basis after giving effect to this offering, approximately $4.5 billion of our total consolidated indebtedness would be primary indebtedness of our subsidiaries, which would be structurally senior to the Units.

Installment payments

Each amortizing note will have an initial principal amount of $10.9507. On each March 7, June 7, September 7 and December 7, commencing on September 7, 2015 (each, an “installment payment date”), Anadarko will pay, in cash, equal quarterly installments of $0.9375 on each amortizing note (except for the September 7, 2015 installment payment, which will be $0.9063 per amortizing note). Each installment will constitute a payment of interest (at an annual rate of 1.50%) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “—Amortization schedule.” Installments will be paid to the person in whose name an amortizing note is registered as of 5:00 p.m., New York City time, on February 23, May 23, August 23 and November 23, as applicable.

Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay.

Amortization schedule

The scheduled installments of principal of and interest on each amortizing note for each installment payment date are set forth below:

Installment payment date	Amount of principal	Amount of interest
September 7, 2015	$0.8666	$0.0397
December 7, 2015	$0.8997	$0.0378
March 7, 2016	$0.9031	$0.0344
June 7, 2016	$0.9064	$0.0311
September 7, 2016	$0.9098	$0.0277
December 7, 2016	$0.9133	$0.0242
March 7, 2017	$0.9167	$0.0208
June 7, 2017	$0.9201	$0.0174
September 7, 2017	$0.9236	$0.0139
December 7, 2017	$0.9270	$0.0105
March 7, 2018	$0.9305	$0.0070
June 7, 2018	$0.9340	$0.0035

Events of default

The events of default with respect to the amortizing notes are described in the accompanying prospectus with respect to Anadarko under “Description of Debt Securities—Default, Remedies and Waiver of Default.”

Notwithstanding anything to the contrary in the accompanying prospectus with respect to Anadarko, if an event of default (other than because of events of bankruptcy, insolvency or reorganization relating to Anadarko) has occurred with respect to the amortizing notes and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all amortizing notes may declare the entire principal amount of, and accrued and unpaid interest on, the amortizing notes to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to Anadarko, the entire principal amount of, and accrued and unpaid interest on, the amortizing notes will be automatically accelerated, without any action by the trustee or any holder.

Reports

The indenture requires Anadarko to file with the trustee, within 15 days after Anadarko is required to file the same with the SEC, copies of such information, documents and other reports that Anadarko may be required to file with the SEC pursuant to the Trust Indenture Act. For purposes of this section, documents filed by Anadarko with the SEC via EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR; provided that the trustee shall have no obligation whatsoever to determine if such filing has occurred.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Anadarko’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to conclusively rely exclusively on an officers’ certificate).

Limitations on mergers, consolidations and sales of assets

The indenture limits Anadarko’s merger or consolidation with another person, and Anadarko’s conveyance, transfer or lease to another person of all or substantially all of Anadarko’s properties and assets, in each case as described in the section of the accompanying prospectus entitled “Description of Debt Securities—Mergers and Similar Transactions.”

Limitations on liens

As described in more detail in “Description of Debt Securities—Limitations on Liens” in the accompanying prospectus with respect to Anadarko, subject to certain exceptions neither we nor any restricted subsidiary (as such term is defined in the indenture) of ours will incur, issue, assume or guarantee any debt secured by a mortgage, lien, pledge or other encumbrance upon real or personal property of ours or of any of our restricted subsidiaries that is located in the continental U.S. without providing that the amortizing notes will be secured equally and ratably or prior to the debt so long as the debt is so secured.

Modifications and amendments

This “—Modifications and amendments” section replaces the section of the accompanying prospectus with respect to Anadarko entitled “Description of Debt Securities—Modifications and Waivers” in its entirety.

Anadarko and the trustee may amend or supplement the indenture or the amortizing notes without notice to or the consent of any holder to:

•	cure any ambiguity, omission, defect or inconsistency in the indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders;

•	provide for the assumption by a successor person of Anadarko’s obligations as set forth in “Description of Debt Securities—Mergers and Similar Transactions” in the accompanying prospectus;

•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•

evidence and provide for the acceptance of appointment with respect to the amortizing notes by a successor trustee in accordance with the indenture, and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

•	secure the notes;

•	add guarantees with respect to the notes;

•	add to Anadarko’s covenants or events of default for the benefit of the holders or surrender any right or power conferred upon Anadarko;

•	make any change that does not adversely affect the rights of any holder; and

•

conform the provisions of the indenture and/or the amortizing notes to the “Description of the amortizing notes” section in the accompanying prospectus and this prospectus supplement, as supplemented and/or amended by the related pricing term sheet.

Without prior notice to any holders, Anadarko and the trustee may amend the indenture with respect to the amortizing notes with the consent of the holders of a majority in principal amount of the outstanding amortizing notes, and the holders of a majority in principal amount of the outstanding amortizing notes may consent to a waiver of future compliance by Anadarko with any provision of the indenture with respect to the amortizing notes. Any such consents may be obtained in connection with a purchase of, or tender offer or exchange offer for, the amortizing notes. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	change any installment payment date or the amount owed on any installment payment date,

•	reduce the principal amount of the amortizing notes or the rate of interest thereon;

•

reduce the percentage in principal amount of outstanding amortizing notes the consent of whose holders is required to amend the indenture with respect to the amortizing notes or for any waiver of compliance with provisions of the indenture or events of default and their consequences provided for in the indenture, or make any change to the indenture provision described in this clause;

•	change the ranking of the amortizing notes; or

•	make the amortizing notes payable in a currency other than that stated in the amortizing notes.

It is not be necessary for the consent of any holder to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment or waiver requiring the consent of any holders becomes effective, Anadarko shall give to the holders affected thereby a notice briefly describing the amendment or waiver. Anadarko will mail supplemental indentures to holders upon request. Any failure of Anadarko to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Governing law

The indenture and the amortizing notes and the rights and obligations of the parties under the indenture and the amortizing notes, including the interpretation, construction, validity and enforceability thereof, shall be governed by and construed and interpreted in accordance with the law of the State of New York.

Waiver of jury trial

The indenture and the amortizing notes will provide that we and the trustee will waive our respective rights to trial by jury in any action or proceeding arising out of or related to the indenture, the amortizing notes or the transactions contemplated thereby, to the extent permitted by law.

Unclaimed funds

Any monies deposited with the trustee or any paying agent or then held by Anadarko in trust for the payment of installment payments on the amortizing notes that remain unclaimed for two years after the date the payments became due and payable, shall, at Anadarko’s request, be repaid to Anadarko or discharged from such trust, as applicable, and the holder of the amortizing note shall thereafter look, as an unsecured general creditor, only to Anadarko for payment thereof.

Prescription

Under New York’s statute of limitations, any legal action to enforce Anadarko’s payment obligations evidenced by the amortizing notes must be commenced within six years after payment is due. Thereafter, Anadarko’s payment obligations will generally become unenforceable.

Material United States federal income tax consequences

The following is a summary of certain material U.S. federal income tax consequences that may be relevant to certain prospective investors in the Units, amortizing notes, purchase contracts, and WGP common units or APC Stock received pursuant to the settlement of purchase contracts. This summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations thereunder (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the U.S. federal income tax consequences to a prospective investor in the Units, amortizing notes, purchase contracts, and WGP common units or APC Stock received pursuant to purchase contracts to vary substantially from those described below, possibly on a retroactive basis. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

As used in this section, the terms “Anadarko,” “we,” “our” and “us” refer to Anadarko Petroleum Corporation and do not include its subsidiaries and affiliates. As used in this section, the term “WGP” refers to Western Gas Equity Partners, LP and does not include its subsidiaries and affiliates.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to prospective investors in the Units, amortizing notes or purchase contracts and WGP common units or APC Stock received pursuant to the settlement of purchase contracts, including tax considerations that arise in light of their personal circumstances, that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assumed to be known. Further, this summary does not address the Medicare tax on certain investment income, U.S. federal estate and gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. In addition, this discussion applies to you only if you acquire Units upon original issuance at the issue price, do not otherwise own (directly or by attribution) WGP common units or APC Stock (other than WGP common units or APC Stock received as a result of settlement of a purchase contract), and hold the Units and the components of the Units as capital assets (generally, property that is held for investment). This summary does not describe all of the tax consequences that may be relevant to you if you are subject to special rules applicable to certain categories of persons, such as (without limitation):

•	tax-exempt and governmental organizations;

•	partnerships and other pass-through entities for U.S. federal income tax purposes and holders of interests therein;

•	regulated investment companies and real estate investment trusts;

•	banks, insurance companies and other financial institutions;

•	dealers in securities;

•	traders in securities subject to a mark-to-market method of tax accounting for U.S. federal income tax purposes;

•

persons that hold Units or components thereof as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•	persons deemed to sell Units or components thereof under the constructive sale provisions of the Code;

•	persons that will hold Units or components of Units in connection with a U.S. trade or business or a U.S. permanent establishment;

•	individual retirement accounts and employee benefit plans;

•	certain former citizens or long-term residents of the United States;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. Holders (as defined below) who hold Units or components of Units through non-U.S. brokers or other non-U.S. intermediaries; and

•	persons subject to the alternative minimum tax.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the Units, amortizing notes, purchase contracts, or WGP common units or APC Stock received pursuant to the settlement of purchase contracts, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Accordingly, we urge partners in partnerships (including entities treated as partnerships for U.S. federal income tax purposes) considering the acquisition, ownership or disposition of the Units, amortizing notes, purchase contracts, or WGP common units or APC Stock received pursuant to the settlement of purchase contracts to consult their tax advisors regarding the U.S. federal income tax considerations of such acquisition, ownership or disposition.

YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE UNITS, AMORTIZING NOTES, PURCHASE CONTRACTS, OR WGP COMMON UNITS OR APC STOCK RECEIVED PURSUANT TO THE SETTLEMENT OF PURCHASE CONTRACTS ARISING UNDER THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

In general

The Units are a complex and novel form of financial instrument. No statutory, judicial or administrative authority directly addresses the characterization of the Units or instruments similar to the Units for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Units are not certain. Consequently, no assurance can be given that the IRS will agree with the characterization of the Units described herein or that the IRS would not assert, or that a court would not sustain, a position contrary to any of those described herein. ALTERNATIVE CHARACTERIZATIONS OF THE UNITS COULD RESULT IN U.S. FEDERAL INCOME TAX CONSEQUENCES THAT ARE MATERIALLY LESS FAVORABLE TO YOU, AND YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISORS AS TO THE U.S. FEDERAL INCOME TAX RISK AND CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS OR COMPONENTS OF UNITS.

Characterization of Units

Although there is no authority directly on point and therefore the issue is not free from doubt (1) each Unit should be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes, (2) those instruments should be treated as a prepaid forward contract to purchase a variable number of WGP common units or, if we so elect, APC Stock on a future date and an amortizing note that is indebtedness of Anadarko, and (3) payments with respect to the amortizing notes should be treated in part as partial repayments of principal and in part as payments of interest, in accordance with the terms of the amortizing notes. An investor in the Units should be treated as owning each of the two separate components of the Units, the purchase contracts and amortizing notes, and should not be treated as an owner of WGP common units or APC Stock to be received pursuant to a purchase contract prior to settlement of the purchase contract. As a result, a holder of the Units will not receive a Schedule K-1 with respect to WGP unless and until such holder receives WGP common units in settlement of a purchase contract. By acquiring a Unit, unless otherwise required by law, you agree to treat the Units, the amortizing notes and the purchase contracts consistently with their forms and the U.S. federal income tax positions described in this paragraph, including that the Units are investment units composed of two separate instruments, the purchase contracts are prepaid forward contracts to purchase a variable number of WGP common units or, at our election, shares of APC Stock on a future date, and the amortizing notes are indebtedness of Anadarko. Unless stated otherwise, the remainder of this discussion assumes that the U.S. federal income tax positions described in this paragraph will be respected.

Allocation of the issue price and purchase price

The issue price per Unit will be allocated between the purchase contract and the amortizing note that are components of the Unit in proportion to their relative fair market values at the time of issuance. That allocation of such issue price will establish your initial tax basis in the purchase contract and the amortizing note. We have determined that, based on relative fair market values, the portion of such per Unit issue price allocable to an amortizing note is equal to its initial principal amount of $10.9507, and the remainder of the per Unit issue price shall be allocable to the purchase contract. By acquiring a Unit, you agree to such allocation based on such relative fair market values. If the allocation of the issue price between purchase contracts and amortizing notes is not respected, the U.S. federal income tax consequences could be materially adverse to you. The remainder of this discussion assumes that this allocation of issue prices to each purchase contract and amortizing note will be respected for U.S. federal income tax purposes.

Separation, recreation and disposition of Units

You generally should not recognize gain or loss by (i) separating a Unit into its component purchase contract and amortizing note or (ii) recreating a Unit, as both procedures are described under “Description of the Units—Separating and recreating Units.” Upon the sale, exchange or other taxable disposition of a Unit, you should be treated as having sold or disposed of the separate components of the Unit, which are the purchase contract and amortizing note. The proceeds realized on a disposition of a Unit will be allocated between the purchase contract and amortizing note in proportion to their relative fair market values at the time of disposition. As a result, you should calculate your gain or loss on the purchase contract separately from the gain or loss on the amortizing notes, each as described below. You may recognize a gain with respect to the disposition of one component of a Unit but a loss with respect to the disposition of the other component of the Unit, and you may not be able to offset such gain with such loss.

U.S. holders

This section applies to you if you are a U.S. Holder and a beneficial owner of Units, purchase contracts or amortizing notes. For this purpose, you are a “U.S. Holder” if you are, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Amortizing notes

Installment payments

Under the terms of the amortizing notes, each amortizing note installment payment should consist in part of a partial repayment of principal and in part a payment of interest. In general, because of the amortizing nature of the amortizing notes, the amount of each installment payment treated as a payment of interest should decrease over time, and the amount of each installment payment treated as repayment of principal should increase over time. Principal payments on the amortizing notes generally should not be taxable income to you but should reduce your adjusted tax basis with respect to the amortizing notes going forward. Interest on the amortizing notes generally should be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Disposition of the amortizing notes

You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of an amortizing note equal to the difference, if any, between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included such amounts in income) and your adjusted tax basis in the amortizing note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the amortizing note. Your adjusted tax basis in the amortizing note should generally equal the amount of the initial purchase price of the Unit allocated to the amortizing note minus any repayments of principal you have received. Any gain or loss will be long-term capital gain or loss if you held the amortizing note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Purchase contracts

Settlement, sale or other disposition of a purchase contract

You should not recognize gain or loss on the acquisition of WGP common units or APC Stock upon the mandatory or early settlement of a purchase contract except to the extent that (1) cash is paid in lieu of a fractional WGP common unit or share of APC Stock or (2) the purchase contracts are treated as constructive ownership transactions in which case you may recognize ordinary income pursuant to Section 1260 of the Code (discussed below) as if you had sold the purchase contracts for their fair market value on the settlement date. Your adjusted tax basis in the WGP common units or APC Stock received under a purchase contract generally should be equal to your tax basis in the purchase contract, less the portion of such tax basis allocable to the fractional unit or share, plus any gain recognized with respect to the settlement pursuant to Section 1260 of the Code. Your holding period for the WGP common units or APC Stock received under a purchase contract should begin the day after the WGP common units or shares of APC Stock are received.

Upon the sale, exchange or other taxable disposition of a purchase contract (including the portion of the purchase contract that is deemed to be sold as a result of the receipt of cash in lieu of a fractional unit or share upon the settlement of the purchase contract), you should recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and your adjusted tax basis in the purchase contract (or portion thereof). Your adjusted tax basis in the purchase contract should generally equal the amount of the initial purchase price of the Unit allocated to the purchase contract.

Section 1260 of the Code generally treats all forward contracts relating to interests in entities treated as partnerships (such as WGP) as “constructive ownership transactions.” The U.S. Treasury Department has been directed to promulgate regulations to exempt certain forward contracts, such as the purchase contracts, from the application of these rules. However, the U.S. Treasury Department has not complied with, and has given no indication that it intends to comply with, this directive. Even if the U.S. Treasury Department were to issue regulations, there can be no assurance that such regulations would apply retroactively to forward contracts entered into or acquired prior to the final promulgation of such regulations. As a result, the purchase contracts may be treated as constructive ownership transactions subject to Section 1260 of the Code.

If the purchase contracts were treated as “constructive ownership transactions,” then all or a portion of the gain you recognize in respect of a sale or disposition of the purchase contracts that would otherwise be long-term capital gain may be treated as ordinary income (and would not be eligible for reduced tax rates applicable to capital gains). In general, the amount of gain treated as ordinary income would be equal to excess of the amount of long-term capital gain you recognize with respect to a sale or disposition of your purchase contracts over the amount of capital gain you would have recognized with respect to the ownership and disposition of WGP common units had you instead purchased WGP common units at their fair market value at the time you acquired the purchase contract and sold or disposed of such WGP common units on the date you sold or disposed of the purchase contracts. For these purposes, the settlement of the purchase contracts for APC Stock or WGP common units would be treated as a disposition resulting in the recognition of gain to the extent such gain would be treated as ordinary income, even though you do not receive cash as a result of such settlement. An interest charge would apply to the tax attributable to any gain treated as ordinary income as if that income had accrued and was subject to tax at a constant yield over the term of the purchase contracts. You are encouraged to consult your tax advisors regarding the application of these rules to your acquisition, ownership and disposition of purchase contracts.

If you recognize an amount of gain or loss, subject to the possible application of Section 1260 of the Code, as discussed above, such gain or loss generally will be long-term capital gain or loss if you held the purchase contract for more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Changes in settlement rates

The settlement rate of the purchase contracts is subject to adjustment in certain circumstances, including upon the payment of certain cash distributions with respect to WGP common units or upon a fundamental change. Any such adjustments to the settlement rate should not result in deemed distributions to you with respect to shares of APC Stock for U.S. federal income tax purposes. However, no statutory, judicial or administrative authority directly addresses the characterization of such adjustments with respect to the purchase contracts or similar instruments for U.S. federal income tax purposes, and you may be treated as having received deemed distributions with respect to APC Stock as a result of such adjustments. In that case, the U.S. federal income tax consequences could be materially adverse to you.

Backup withholding and information reporting

Information reporting generally will apply to payments of interest on the amortizing notes and the proceeds of the sale or other disposition (including a redemption, exchange or retirement) of Units, amortizing notes or purchase contracts held by you, unless you are exempt from these rules, and backup withholding will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally should be allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Non-U.S. holders

This section applies to you if you are a Non-U.S. Holder and are a beneficial owner of Units, amortizing notes or purchase contracts. You are a “Non-U.S. Holder” for purposes of this discussion if you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

Amortizing notes

Installment payments

Subject to the discussions of backup withholding and FATCA withholding below, payments to you of interest on the amortizing notes generally should not be subject to U.S. federal income tax and should be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your non-U.S. status, as described below, and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Anadarko entitled to vote;

•	you are not a “controlled foreign corporation” that is related to us (actually or constructively);

•

you are not a bank whose receipt of interest on the amortizing notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	interest on the amortizing notes is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if you also appropriately certify as to your non-U.S. status. You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) to the applicable withholding agent. If you hold the amortizing notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to non-U.S. partnerships, estates and trusts, and in certain circumstances certifications as to the non-U.S. status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) claiming an exemption from (or a reduction of) withholding under the benefits of a tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. (See “Non-U.S. holders— Income or gain effectively connected with a U.S. trade or business.”)

The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for a reduced rate under an applicable tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.

Disposition of the amortizing notes

Subject to the discussions of backup withholding and FATCA withholding below, you generally should not be subject to U.S. federal income tax or withholding on any gain (excluding any amount attributable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in

“Non-U.S. holders—Amortizing notes—Installment payments”) realized on the sale, redemption, exchange, retirement or other taxable disposition of an amortizing note unless:

•

the gain is effectively connected with a trade or business conducted by you in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the you in the United States); or

•

you are a non-resident alien individual who has been present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described under “Non-U.S. holders—Income or gain effectively connected with a U.S. trade or business” below. If your gain is not described in the first bullet point but you are a Non-U.S. Holder described in the second bullet point above, you will be subject to a flat 30% (or lower applicable tax treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by certain U.S.-source capital losses.

Purchase contracts

Settlement, sale or other disposition of a purchase contract

You should generally recognize gain upon the settlement, sale or other disposition of a purchase contract in the amount and circumstances described above in “U.S. holders—Purchase contracts—Settlement, sale or other disposition of a purchase contract.” You generally will not be subject to U.S. federal income tax on any such recognized gain unless:

•

the gain is effectively connected with a trade or business conducted by the you in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the you in the United States);

•

you are a non-resident alien individual who has been present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•	the purchase contract is treated as a “United States real property interest” (or “USRPI”).

If your gain is described in the first or third bullet point above, you generally will be subject to U.S. federal income tax in the manner described below under “Non-U.S. holders—Income or gain effectively connected with a U.S. trade or business.” If your gain is not described in the first or third bullet point but you are a Non-U.S. Holder described in the second bullet point above, you will be subject to a flat 30% (or lower applicable tax treaty rate) rate of U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by certain U.S.-source capital losses.

A purchase contract may be treated as a USRPI by reason of the fact that it may be settled in either WGP common units or APC Stock, either of which may be treated as a USRPI (See “WGP common units received pursuant to the settlement of a purchase contract” and “APC Stock received pursuant to the settlement of a purchase contract by a non-U.S. holder”).

Generally, gain realized by you from the sale or other disposition of a USRPI will be treated as income effectively connected with a U.S. trade or business conducted by you regardless of whether you actually conduct a U.S. trade or business. So long as the purchase contracts continue to be regularly traded on an established securities market, your disposition of a purchase contract will not be treated as a disposition of a

USRPI if you do not actually or constructively own, and have not actually or constructively owned, at any time during the shorter of your holding period for the purchase contract or the five year period ending on the date of a disposition, more than 5% of the outstanding purchase contracts. If APC Stock or WGP common units ceased to be regularly traded on an established securities market, then regardless of what percentage of purchase contracts you own or owned, you might be subject to U.S. federal income tax on gain recognized with respect to a taxable disposition of a purchase contract that occurs after the close of the calendar year in which APC Stock or WGP common units cease to be traded, and a 10% withholding tax might apply to the gross proceeds from the taxable disposition of a purchase contract by you.

Changes in settlement rates

The settlement rate of the purchase contracts is subject to adjustment in certain circumstances, including the payment of certain cash distributions with respect to WGP common units or upon a fundamental change. These adjustments in the settlement rate should not result in deemed distributions to you with respect to shares of APC Stock for U.S. federal income tax purposes. However, no statutory, judicial or administrative authority directly addresses the characterization of such adjustments with respect to the purchase contracts or similar instruments for U.S. federal income tax purposes, and you may be treated as having received deemed distributions with respect to APC Stock as a result of such adjustments and fluctuations. In that case, the U.S. federal income tax consequences could be materially adverse to you. For a general discussion of the U.S. federal income tax consequences to Non-U.S. Holders of receiving a distribution with respect to APC Stock, see “APC Stock received pursuant to the settlement of a purchase contract by a non-U.S. holder—Distributions.”

Income or gain effectively connected with a U.S. trade or business

If any interest on the amortizing notes or gain from the sale, settlement, redemption, exchange, retirement or other taxable disposition of the amortizing notes or purchase contracts is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable tax treaty, you maintain a permanent establishment in the United States to which such interest or gain is attributable), then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if you were a U.S. Holder. Effectively connected interest income will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable tax treaty provides for a lower rate. For this purpose, interest received on an amortizing note and gain recognized on the disposition of an amortizing note or purchase contract (including any deemed sale or other disposition under Section 1260 of the Code) should generally be included in earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.

Information reporting and backup withholding

Payments to you of interest on an amortizing note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of a specific treaty or agreement. Backup withholding generally should not apply to payments to you of interest on an amortizing note if the certification described in “Non-U.S. holders—Amortizing notes—Installment payments” is duly provided or you otherwise establish an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person.

Proceeds from the disposition of a Unit, amortizing note or purchase contract effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your non-U.S. status on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor IRS Form W-8) and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally should not apply to any proceeds from the disposition of a Unit, amortizing note or purchase contract effected outside the United States by a non-U.S. office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of an amortizing note or purchase contract effected outside the United States by such a broker if it has certain relationships with the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally should be allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

WGP common units received pursuant to the settlement of a purchase contract

For a summary of the material U.S. federal income tax consequences that may be relevant to certain prospective holders who receive WGP common units pursuant to the settlement of a purchase contract, please see “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement with respect to WGP.

APC Stock received pursuant to the settlement of a purchase contract by a non-U.S. holder

This section applies to you if you are a Non-U.S. Holder (as defined above) and are a beneficial owner APC Stock received pursuant to the settlement of a purchase contract.

Distributions

If we make distributions of cash or property on APC Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of your adjusted tax basis in APC Stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on disposition of common stock” below. Any distribution made to you on APC Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, you must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to you that are effectively connected with a trade or business conducted by you in the United States (and, if required by an applicable tax treaty, are treated as attributable to a permanent establishment maintained by you in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if you satisfy certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption. If you are a non-U.S. corporation, you may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable tax treaty) on your effectively connected earnings and profits (as adjusted for certain items).

Gain on disposition of common stock

Your generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of APC Stock unless:

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by you in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by you in the United States); or

•	APC Stock constitutes a USRPI by reason of our status as a “United States real property holding corporation” (or “USRPHC”) for U.S. federal income tax purposes.

If you are described in the first bullet point above (and not otherwise subject to taxation pursuant to the second or third bullet point), you generally may be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable tax treaty) on the amount of such gain, which generally may be offset by U.S.-source capital losses.

If your gain is described in the second bullet point above, you generally will be taxed on a net income basis at the rates and in the manner generally applicable to a U.S. Holder unless an applicable tax treaty provides otherwise. If your are a corporation, you may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable tax treaty) on your effectively connected earnings and profits (as adjusted for certain items) which will include such gain.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, so long as APC Stock continues to be regularly traded on an established securities market, if you do not actually or constructively own, and have not actually or constructively owned, at any time during the shorter of your holding period for the common stock or the five year period ending on the date of the disposition, more than 5% of APC Stock, you generally will not be taxable on gain recognized on the disposition of APC Stock as a result of our status as a USRPHC. If APC Stock ceases to be regularly traded on an established securities market, then regardless of what percentage of APC Stock you own or owned, you generally will be subject to U.S. federal income tax on gain recognized with respect to a taxable disposition of APC Stock that occurs after the close of the calendar year in which APC Stock ceases to be traded, and a 10% withholding tax would apply to the gross proceeds from a taxable disposition of APC Stock by you. If withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING RULES TO YOUR ACQUISITION, OWNERSHIP AND DISPOSITION OF APC STOCK.

Backup withholding and information reporting

Any distributions paid to you must be reported annually to you and the IRS. Copies of these information returns may be made available to the tax authorities in the country in which you reside or are established. Payments of distributions to you generally will not be subject to backup withholding if you establish an exemption by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other appropriate version of IRS Form W-8.

Payments of the proceeds from a sale or other disposition by you of APC Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless you establish an exemption by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of APC Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that you are a not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of APC Stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Withholding on payments to certain non-U.S. entities

Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of interest on the amortizing notes, dividends on APC Stock and the gross proceeds from the sale or other disposition of the amortizing notes or APC Stock (if such sale or other disposition occurs after December 31, 2016), paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification (generally on IRS Form W-8BEN-E) identifying its direct and indirect substantial United States owners or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. If the purchase contracts were treated as property of a type that could produce deemed distributions with respect to the APC Stock (see “Purchase contracts-Changes in settlement rates”), the gross proceeds from the sale or other disposition of the purchase contracts (including any deemed sale or other disposition under Section 1260 of the Code) would be subject to the FATCA rules described above. Because of the uncertainty over whether purchase contracts could produce deemed distributions with respect to the APC Stock, a withholding agent may treat the purchase contracts as subject to the FATCA withholding and documentation rules.

Under the applicable Treasury Regulations, FATCA withholding generally will apply to all U.S.-source “withholdable payments” without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law.

YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

Book-entry procedures and settlement

The Units, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. We will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Units, the separate purchase contracts and the separate amortizing notes, as the case may be, upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we, the purchase contract agent and the trustee will treat the depositary as the sole owner or holder of the Units, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have Units, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the Units, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the separate amortizing notes are represented by the global securities, Anadarko will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither Anadarko nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in

DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in Units, separate purchase contracts or separate amortizing notes, as the case may be, that are settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Units, separate purchase contracts or separate amortizing notes, as the case may be, by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Units, separate purchase contracts and separate amortizing notes, as the case may be, among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive securities and paying agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)	the depositary is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for the depositary within 90 days;

(b)	at any time the depositary ceases to be a clearing agency registered under the Exchange Act; or

(c)	an event of default with respect to the amortizing notes, or any failure on the part of Anadarko to observe or perform any covenant or agreement in the indenture, the purchase contracts or the purchase contract agreement, has occurred and is continuing and such beneficial owner requests through DTC that its amortizing notes and/or purchase contracts, as the case may be, be issued in physical, certificated form.

The global security will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under “—Notices.” Beneficial owners of book-entry Units, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of

Units, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive securities registered in their names. Thereafter, the holders of the definitive Units, separate purchase contracts and separate amortizing notes, as the case may be, will be recognized as the “holders” of the Units, separate amortizing notes and separate purchase contracts for purposes of the purchase contract agreement and indenture, respectively.

Each of the purchase contract agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive security, so long as the applicant furnishes to us and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive separate amortizing notes are issued, the holders thereof will be able to receive installment payments at the office of Anadarko’s paying agent. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of Anadarko’s paying agents. Anadarko also has the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes. Anadarko’s paying agent is the corporate trust office of The Bank of New York Mellon Trust Company, N.A., located at 101 Barclay Street, New York, NY 10286.

In the event definitive Units, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office of The Bank of New York Mellon Trust Company, N.A., listed above. A form of such instrument of transfer will be obtainable at the relevant office of The Bank of New York Mellon Trust Company, N.A. Upon surrender, we will execute, and the purchase contract agent and the trustee will authenticate and deliver, new Units, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of The Bank of New York Mellon Trust Company, N.A., as requested by the owner of such new Units, separate purchase contracts or separate amortizing notes. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities will be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

Underwriting

J.P. Morgan Securities LLC is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of Units listed next to its name in the following table:

Underwriter	Number of units
J.P. Morgan Securities LLC	2,960,000
Barclays Capital Inc.	560,000
Citigroup Global Markets Inc.	560,000
Credit Suisse Securities (USA) LLC	560,000
Deutsche Bank Securities Inc.	560,000
Goldman, Sachs & Co.	560,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	560,000
Morgan Stanley & Co. LLC	560,000
RBC Capital Markets, LLC	560,000
Wells Fargo Securities, LLC	560,000

Total	8,000,000

The underwriters are committed to purchase all of the Units offered by us if they purchase any Units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer the Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.90 per Unit. After the public offering of the Units at the initial offering price, the underwriters may change the offering price and other selling terms. Sales of Units made outside of the United States may be made by affiliates of the underwriters.

The underwriters have the option to purchase, within 30 days from the date of this prospectus supplement, up to an additional 1,200,000 Units, solely to cover over-allotments. If any Units are purchased with this option, the underwriters will purchase Units in approximately the same proportion as shown in the table above, and the underwriters will offer the additional Units on the same terms as those on which the Units are being offered.

The underwriting fee is equal to the public offering price per Unit less the amount paid by the underwriters per Unit. The underwriting fee is $1.50 per Unit. The following table shows the per Unit and total underwriting discounts and commissions we will pay, assuming both no exercise and full exercise of the underwriters’ option to purchase additional Units.

	Without exercise of option to purchase additional units	With exercise of option to purchase additional units
Per Unit	$1.50	$1.50
Total	$12,000,000	$13,800,000

We have also agreed to pay the costs and expenses of the underwriters related to the review by FINRA of the offering of Units, including filing fees and the fees and expenses of counsel for the underwriters relating to such review.

We estimate that our total expense of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $900,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that, for a period of 45 days from the date of this prospectus supplement, we will not, without the prior written consent of J.P. Morgan Securities LLC and subject to certain exceptions (including for sales in connection with the concurrent WGP common unit offering), dispose of or hedge any WGP common units or any securities convertible into or exchangeable for WGP common units. J.P. Morgan Securities LLC in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Our APC Stock is listed on The New York Stock Exchange under the symbol “APC.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling Units in the open market for the purpose of preventing or retarding a decline in the market price of the Units while this offering is in progress. These stabilizing transactions may include making short sales of the Units, which involves the sale by the underwriters of a greater number of Units than they are required to purchase in this offering, and purchasing Units on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional Units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional Units, in whole or in part, or by purchasing Units in the open market. In making this determination, the underwriters will consider, among other things, the price of Units available for purchase in the open market compared to the price at which the underwriters may purchase Units through the option to purchase additional Units. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market that could adversely affect investors who purchase in this offering. To the extent that an underwriter creates a naked short position, it will purchase Units in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Units, including the imposition of penalty bids. This means that if the representative of the underwriters purchases Units in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of the Units or preventing or retarding a decline in the market price of the Units, and, as a result, the price of the Units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The New York Stock Exchange, in the over the counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Conflicts of interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the accounts of their customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. Certain of the underwriters and their affiliates are lenders under our revolving credit facilities. In addition, certain of the underwriters are acting as underwriters in the concurrent offering of WGP common units.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type of specified in the Markets Rule 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in Hong Kong

The Units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Units which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Units may not be circulated or distributed, nor may the Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Units pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to prospective investors in Japan

The Units have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the Units may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Legal matters

Vinson & Elkins L.L.P. will pass upon the validity of the securities offered hereby. Certain legal matters in connection with the offering of the securities will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York and Latham & Watkins LLP, Houston, Texas.

Experts

The consolidated financial statements of Anadarko as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information with respect to the oil and gas reserves associated with Anadarko’s oil and gas prospects is confirmed in the procedures and methods review letter of Miller and Lents, Ltd., an independent petroleum consulting firm, and incorporated by reference into this document, upon the authority of said firm as experts with respect to the matters covered by such procedures and methods review letter and in giving such procedures and methods review letter.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-8968). Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and at our website at http://www.anadarko.com. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the New York Stock Exchange under the symbol “APC.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 11 Wall Street, 5th Floor, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information furnished rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed January 21, 2015, January 23, 2015, February 11, 2015, May 1, 2015 and May 15, 2015; and

•	the description of our common stock set forth in the registration statement on Form 8-A filed with the SEC on September 3, 1986.

You may request a copy of these filings, including the documents incorporated by reference in this prospectus supplement (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Anadarko Petroleum Corporation

Attention: Corporate Secretary

1201 Lake Robbins Dr.

The Woodlands, Texas 77380

(832) 636-1000

WGP files annual, quarterly and current reports and other information with the SEC (File No. 001-35753). WGP’s SEC filings are available to the public at the SEC’s website at http://www.sec.gov and at WGP’s website at http://www.westerngas.com. You may also read and copy at prescribed rates any document WGP files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

We incorporate by reference the following documents and all documents that WGP subsequently files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information furnished rather than filed):

•	WGP’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	WGP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	WGP’s Current Reports on Form 8-K filed March 3, 2015 and May 15, 2015; and

•	the description of WGP’s common units set forth in WGP’s registration statement on Form 8-A filed with the SEC on December 5, 2012.

You may request a copy of WGP’s filings, including the documents incorporated by reference in this prospectus supplement (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by visiting WGP’s website at http://www.westerngas.com, or by writing or calling WGP at the following address:

Investor Relations

Western Gas Equity Partners, LP

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

Telephone: (832) 636-6000

The information contained on WGP’s website is not part of this prospectus.

PROSPECTUS

Anadarko Petroleum Corporation

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

We, Anadarko Petroleum Corporation, may offer from time to time an indeterminate number of our debt securities, common stock, preferred stock, depositary shares, purchase contracts and units. We refer to our debt securities, common stock, preferred stock, depositary shares, purchase contracts and units collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our principal executive offices are located at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, and our telephone number is (832) 636-1000.

Our common stock is listed on the New York Stock Exchange under the trading symbol “APC.”

See “Risk Factors” on page 6 for information about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 3, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Anadarko” and to the “company,” “we,” “us” or “our” are to Anadarko Petroleum Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

We file annual, quarterly and current reports, proxy statements and other information with the SEC (Commission File No. 1-8968). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and at our website at http://www.anadarko.com. You may also read and copy at prescribed rates any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like Anadarko, that file electronically with the SEC.

Our common stock is listed on the New York Stock Exchange under the symbol “APC.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 11 Wall Street, 5th Floor, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information furnished rather than filed), prior to the termination of the offerings under this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2014, including information specifically incorporated by reference into such annual report on Form 10-K from our Proxy Statement for our 2015 annual meeting of stockholders filed with the SEC on March 23, 2015;

•	our quarterly reports on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 4, 2015;

•	our current reports on Form 8-K, filed with the SEC on January 21, 2015, January 23, 2015, February 11, 2015, May 1, 2015 and May 15, 2015; and

•	the description of our common stock set forth in the registration statement on Form 8-A filed with the SEC on September 4, 1986.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Anadarko Petroleum Corporation

Attention: Corporate Secretary

1201 Lake Robbins Drive

The Woodlands, Texas 77380

(832) 636-1000

FORWARD-LOOKING STATEMENTS

We have made in this prospectus and in the reports and documents incorporated herein by reference, and may from time to time make in other public filings, press releases, and management discussions, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act concerning our operations, economic performance, and financial condition. These forward-looking statements include information concerning future production and reserves, schedules, plans, timing of development, contributions from oil and gas properties, marketing and midstream activities, and also include those statements preceded by, followed by, or that otherwise include the words “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” “would,” “will,” “potential,” “continue,” “forecast,” “future,” “likely,” “outlook,” or similar expressions or variations on such expressions. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will be realized. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	our assumptions about energy markets

•	production and sales volume levels

•	reserves levels

•	operating results

•	competitive conditions

•	technology

•	availability of capital resources, levels of capital expenditures, and other contractual obligations

•	supply and demand for, the price of, and the commercialization and transporting of natural gas, oil, natural gas liquids (NGLs), and other products or services

•	volatility in the commodity-futures market

•	weather

•	inflation

•	availability of goods and services, including unexpected changes in costs

•	drilling risks

•	processing volumes and pipeline throughput

•	general economic conditions nationally, internationally, or in the jurisdictions in which we or our subsidiaries are, or in the future may be, doing business

•	our inability to timely obtain or maintain permits or other governmental approvals, including those necessary for drilling and/or development projects

•	legislative or regulatory changes, including changes relating to hydraulic fracturing; retroactive royalty or production tax regimes; deepwater drilling and permitting regulations; derivatives reform; changes in state, federal, and foreign income taxes; environmental regulation; environmental risks; and liability under federal, state, foreign, and local environmental laws and regulations

•	the ability of BP Exploration & Production Inc. (BP) to meet its indemnification obligations to us for Deepwater Horizon events, including, among other things, damage claims arising under the Oil Pollution Act of 1990, claims for natural resource damages and associated damage-assessment costs, and any claims arising under the Operating Agreement for the Macondo well, as well as the ability of BP Corporation North America Inc. and BP p.l.c. to satisfy their guarantees of such indemnification obligations

•	the impact of remaining claims related to the Deepwater Horizon events, including, but not limited to, fines, penalties, and punitive damages against us, for which we are not indemnified by BP

•	civil or political unrest or acts of terrorism in a region or country

•	the creditworthiness and performance of our counterparties, including financial institutions, operating partners, and other parties

•	volatility in the securities, capital, or credit markets and related risks such as general credit, liquidity, and interest-rate risk

•	our ability to successfully monetize select assets, repay our debt, and the impact of changes in our credit ratings

•	disruptions in international oil, NGLs, and condensate cargo shipping activities

•	physical, digital, internal, and external security breaches

•	supply and demand, technological, political, governmental, and commercial conditions associated with long-term development and production projects in domestic and international locations

•	other factors discussed in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” included in our annual report on Form 10-K for the year ended December 31, 2014, our quarterly reports on Form 10-Q for the quarter ended March 31, 2015, similar sections in any subsequent filings that we incorporate by reference in this prospectus and in our other public filings, press releases, and discussions with management

ABOUT US

We are among the world’s largest independent exploration and production companies, with approximately 2.9 billion barrels of oil equivalent of proved reserves at December 31, 2014. Our mission is to deliver a competitive and sustainable rate of return to shareholders by developing, acquiring, and exploring for oil and natural-gas resources vital to the world’s health and welfare. Our asset portfolio is aimed at delivering long-term value to stakeholders by combining a large inventory of development opportunities in the U.S. onshore with high-potential worldwide offshore exploration and development activities.

Our asset portfolio includes U.S. onshore resource plays in the Rocky Mountains area, the southern United States, the Appalachian basin, and Alaska. We are also among the largest independent producers in the deepwater Gulf of Mexico, and have exploration and production activities worldwide, including activities in Mozambique, Algeria, Ghana, Brazil, Colombia, Côte d’Ivoire, Kenya, Liberia, New Zealand, and other countries.

We are committed to producing energy in a manner that protects the environment and public health. Our focus is to deliver resources to the world while upholding our core values of integrity and trust, servant leadership, people and passion, commercial focus, and open communication in all business activities.

Our business segments are managed separately due to distinct operational differences and unique technology, distribution, and marketing requirements. Our three reporting segments are as follows:

Oil and gas exploration and production—This segment explores for and produces natural gas, oil, condensate, and natural gas liquids (NGLs), and plans for the development and operation of our liquefied natural gas (LNG) project.

Midstream—This segment engages in gathering, processing, treating, and transporting Anadarko and third-party oil, natural-gas, and NGLs production. We own and operate gathering, processing, treating, and transportation systems in the United States for natural gas, oil, and NGLs.

Marketing—This segment sells much of our oil, natural-gas, and NGLs production, as well as third-party purchased volumes. We actively market oil, natural gas, and NGLs in the United States; oil and NGLs internationally; and the anticipated LNG production from Mozambique.

Our principal executive offices are located at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, and our telephone number is (832) 636-1000. We maintain a website on the Internet at http://www.anadarko.com. Information that you may find on our website is not part of this prospectus.

RISK FACTORS

You should carefully consider the factors contained in each of our annual report on Form 10-K for the year ended December 31, 2014 and our quarterly report on Form 10-Q for the quarter ended March 31, 2015 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before investing in our securities. You should also consider similar information contained in any annual report on Form 10-K, quarterly report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,					Three Months Ended March 31, 2015
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	(1)	2.57x	3.71x	(1)	2.15x	(1)

(1)	As a result of our net loss in the years ended December 31, 2014 and 2011 and the three months ended March 31, 2015, our earnings did not cover fixed charges by $98 million and $3,617 million for the years ended December 31, 2014 and 2011, respectively, and by $4,638 million for the three months ended March 31, 2015.

These ratios were computed by dividing earnings by fixed charges. For this purpose, earnings include income from continuing operations before income taxes, adjusted for: income or loss from equity investees, fixed charges to the extent they affect current year earnings, amortization of capitalized interest, distributed income of equity investees, and interest capitalized during the year. Fixed charges include interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and estimates of interest within rental expenses.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be issued under an indenture, dated as of September 19, 2006, between us and The Bank of New York Mellon Trust Company, N.A. (formerly, The Bank of New York Trust Company, N.A.), and will not be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The debt securities will rank equally with all of our other unsecured and unsubordinated debt.

The indenture does not limit our ability to incur additional indebtedness.

The debt indenture and its associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed the indenture with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain copies of this document.

This section and your prospectus supplement summarize all the material terms of the indenture and your debt security. They do not, however, describe every aspect of the indenture and your debt security. For example, in this section we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms.

Indenture

The debt securities are governed by a document called an indenture. The indenture is a contract between us and The Bank of New York Mellon Trust Company, N.A.

The trustee under the indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

Series of Debt Securities

We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of the indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series in the prospectus supplement for that series. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

The indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

The indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of your debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed-rate debt security, a floating-rate debt security or an indexed debt security;

•	if your debt security is a fixed-rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•	if your debt security is a floating-rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•	if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of Anadarko or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and multiples of $1,000;

•	the depositary for your debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, paying agents, transfer agents or registrars for your debt security; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

Governing Law

The debt indenture and the debt securities will be governed by New York law.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.

Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indenture. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•	DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Alternext US LLC (formerly the American Stock Exchange, Inc.) and the Financial Industry Regulatory Authority.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, National Association will act as U.S. depositary for Clearstream. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•	It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•	Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•	The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•	Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•	The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•	Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•	It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•	Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•	Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•	Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•	Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

With regard to any series of debt securities, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, another corporation or other entity, unless all the following conditions, among other things, are met:

•	If the successor entity in the transaction is not Anadarko the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, under the debt securities of that series has occurred and is continuing. We describe events of defaults below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to engage in such a merger, consolidation, conveyance, transfer or lease. Also, these conditions will apply only if we wish to consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Anadarko but in which we do not consolidate with or merge into another entity and any transaction in which we convey, transfer or lease less than substantially all our assets.

If we consolidate with or merge into, or convey or transfer all or substantially all of our properties and assets to, another entity, we will be released (but not in the case of a lease) from all our liabilities and obligations under the debt securities of any series and the indenture. Also, if we consolidate with or merge into or convey, transfer or lease all or substantially all of our assets, to another entity, and such entity is a non-U.S. entity, neither we nor such successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities, including the imposition of U.S. withholding taxes in relation to future interest payments. Our succession by a non-U.S. entity could also impede the effective exercise of remedies available to the trustee or holders of debt securities following an event of default with respect to such debt securities.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee money or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make all payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

•	we will be released from our obligations pursuant to certain covenants and events of default with respect to the debt securities of such series (“covenant defeasance”).

In the case of the legal defeasance of any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for certain limited obligations, including our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities, maintain paying agencies and hold moneys for payment of such securities in trust. No legal defeasance or covenant defeasance will affect the rights of holders of the applicable debt securities to receive payments of principal, premium and interest on such debt securities.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize income, gain or loss for federal income tax purposes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance were not to occur. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•	all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Limitations on Liens

Neither we nor any restricted subsidiary (as such term is defined in the indenture) of ours will incur, issue, assume or guarantee any debt secured by a mortgage, lien, pledge or other encumbrance upon real or personal property of ours or of any of our restricted subsidiaries that is located in the continental U.S. without providing that the debt securities will be secured equally and ratably or prior to the debt so long as the debt is so secured. However, this provision shall not apply to the following:

•	Mortgages existing on the date of the indenture;

•	Mortgages existing at the time a corporation, limited liability company, limited partnership or other entity becomes a restricted subsidiary of ours or at the time it is merged into or consolidated with us or a restricted subsidiary of ours;

•	Mortgages in favor of Anadarko or any restricted subsidiary of ours;

•	Mortgages on property (a) existing at the time of the property’s acquisition, (b) to secure payment of all or part of the property’s purchase price, or (c) to secure debt incurred prior to, at the time of or within 180 days after the acquisition, the completion of construction or the commencement of full operation of the property or for the purpose of financing all or part of the property’s purchase price;

•	Mortgages in favor of the United States of America, any state, any other country or any political subdivision, or holders of securities issued by any such entity, in each case, pursuant to any contract or statute;

•	Mortgages on property to secure all or part of the cost of construction, development or repair, alteration or improvement of the property not later than one year after the completion of or the placing into operation the property;

•	Mortgages on oil, gas, coal or other minerals or geothermal resources in place, or on related leasehold or other property interests, which are incurred to finance development, production or acquisition costs;

•	Mortgages on equipment used or usable for drilling, servicing or operation of oil, gas, coal or other mineral properties or of geothermal properties;

•	Mortgages arising in connection with a contract or subcontract made with or at the request of the U S., any state or any department, agency or instrumentality of either; or

•	Any extension, renewal or replacement of any mortgage referred to in the preceding items or of any debt secured by those mortgages as long as the extension, renewal or replacement will be limited to substantially the same property (plus improvements) which secured the mortgage.

Notwithstanding anything mentioned above, we and any one or more of our restricted subsidiaries may incur, issue, assume or guarantee debt secured by any mortgage, lien, pledge or other encumbrance that would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other debt of ours and our restricted subsidiaries that would otherwise be subject to the foregoing restrictions, does not at any one time exceed 15% of our Consolidated Net Tangible Assets, which is defined as the aggregate amount of assets of Anadarko and its restricted subsidiaries after deducting therefrom all current liabilities (other than current maturities of long term debt), goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles as calculated on our consolidated balance sheet as of a date within 150 days prior to the date of determination.

In addition, the preceding restrictions shall apply only to the following types of property:

•	oil, gas, coal or other minerals or geothermal resources in place, natural gas, natural gas liquids or crude oil pipelines, distribution or gathering systems, storage facilities or processing plants located in the U.S. or offshore the U.S. and owned by us or any restricted subsidiary, the gross book value of which exceeds 5% of our Consolidated Net Tangible Assets, other than any such property which, in the opinion of our board of directors, is not of material importance to our total business; and

•	equity interests in our restricted subsidiaries.

The following types of transactions shall not be deemed to create debt secured by mortgages: (1) the sale or other transfer of oil, gas, coal or other minerals in place for a period of time until, or in an amount such that, the transferee will realize from the sale or transfer a specified amount (however determined) of money or oil, gas, coal or other minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as an oil, gas, coal or other mineral payment or a production payment, and (2) the sale or other transfer by Anadarko or a restricted subsidiary of properties to a partnership, joint venture or other entity in which we or our restricted subsidiary would retain partial ownership of the properties.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 60 days after the due date;

•	we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•	we default in the payment when due of other funded debt in an aggregate principal amount in excess of $100,000,000, causing such debt to become due before its stated maturity, and such default is not cured within 30 days after notice from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series;

•	we remain in breach of our covenants regarding mergers or sales of substantially all of our assets, our covenant regarding liens, or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to Anadarko occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

If an event of default (other than because of events of bankruptcy, insolvency or reorganization relating to Anadarko) has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to Anadarko, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series under certain circumstances described in the indenture.

Indentures governing our outstanding public debt contain so-called “cross-acceleration” events of default, and the absence of such an event of default in the indenture could disadvantage holders of the debt securities by preventing the trustee from pursuing remedies under the indenture at a time when our other creditors may be exercising remedies under these other indentures.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

•	the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or failure to comply with any covenant or provision of the indenture that cannot be modified or amended without the consent of each holder affected, however, without the approval of the particular holder of that debt security.

Annual Information About Defaults to the Trustee

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default under the indenture.

Modifications and Waivers

There are three types of changes we can make to the indenture and the debt securities.

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change, including, among others:

•	changing the stated maturity for any principal or interest payment on a debt security;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	changing the currency of any payment on a debt security;

•	changing the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the indenture or to waive defaults; and

•	changing the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

The second type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

•	If the change affects the debt securities of more than one series of debt securities, it must be approved by the holders of a majority in principal amount of all series affected by the change, with the debt securities of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series, as described below).

•	If the terms of a series entitle the holders of debt securities of such series to vote as separate class on any change, it must be approved as required under those terms.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above, unless that holder approves the waiver.

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding.

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

The prospectus supplement for your debt security will describe any material relationships we may have with the trustee.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue up to 1,000,000,000 shares of common stock, par value $0.10 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share.

The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following documents:

•	our restated certificate of incorporation, which is incorporated by reference to Exhibit 3.3 to our Form 8-K filed May 22, 2009;

•	our by-laws, as amended and restated as of May 11, 2015, which are incorporated by reference to Exhibit 3.1 to our Form 8-K filed May 15, 2015; and

•	the description of our common stock set forth in the registration statement on Form 8-A filed with the SEC on September 4, 1986.

Common Stock

Dividends. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available for their payment subject to the rights of holders of preferred stock.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, and do not have cumulative voting rights except in limited circumstances as described below under “—Anti-Takeover Provisions of Anadarko’s Charter and By-Laws—Cumulative Voting.”

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “APC.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3006. Its phone number is (888) 470-5786.

Miscellaneous. The outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock are not entitled to preemptive or redemption rights. Shares of our common stock are not convertible into shares of any other class of capital stock.

Preferred Stock

Our restated certificate of incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of preferred stock in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series. We may amend from time to time our restated certificate of incorporation to increase the number of authorized shares of preferred stock. Any amendment like this would require the approval of the holders of a majority of the outstanding shares. As of the date of this prospectus, no shares of preferred stock have been reserved for issuance.

The following describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our restated certificate of incorporation and the certificate of designation we will file in relation to an issuance of any particular series of preferred stock. Additionally, any applicable prospectus supplement will describe:

•	the distinctive serial designation and the number of shares;

•	the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•	the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•	whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•	whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•	any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our restated certificate of incorporation.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

Anti-Takeover Provisions of Anadarko’s Charter and By-Laws

Our restated certificate of incorporation and by-laws contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.

Stockholder Action by Written Consent; Special Meetings of Stockholders. Our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders may only be effected at a duly called annual or special meeting of the stockholders, and may not be taken by written consent of the stockholders. Under our by-laws, special meetings of stockholders may only be called by a majority of our board, our chairman of the board, our chief executive officer or our president.

Advance Notice Procedures for Director Nominations and Stockholder Proposals. Our by-laws provide the manner in which stockholders may give notice of director nominations and other business to be brought before an annual meeting. In general, to nominate a director or bring a matter before an annual meeting, a stockholder must give written notice to Anadarko’s Secretary not less than 90 days and not more than 120 days prior to the first anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting, the stockholder notice must be received not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, the 10th day following the day on which Anadarko publicly announces the date of the annual meeting. The stockholder notice must also include specific information regarding the stockholder and the director nominee or business to be brought before the annual meeting, as described in our by-laws. The advance notice procedures for director nominations and stockholder proposals set forth in our by-laws are in addition to those set forth in the regulations adopted by the SEC under the Securities Exchange Act of 1934, as amended.

Director Removal. Our directors may be removed with or without cause, in each case with the approval of the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies resulting from any increase in the number of directors or from death, resignation, disqualification, removal or other cause may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Fair Price Provision. Our restated certificate of incorporation requires that business combinations, which term is defined to include certain mergers, asset sales, security issuances, recapitalizations and liquidations, with an interested person or affiliate or associate of an interested person be approved by the affirmative vote of not less than 80% of our voting stock. For purposes of our restated certificate of incorporation, an interested person is any person who beneficially owns 5% or more of the outstanding shares of our voting stock or who, at any time within the two-year period immediately prior to the date in question, beneficially owned 5% or more of the then-outstanding shares of our voting stock. The supermajority voting requirement for business combinations does not apply if: (i) a majority of the directors who are unaffiliated with the interested stockholder and who were in office before the interested stockholder became an interested stockholder approve the transaction or (ii) specified fair price, form of consideration and other conditions are met.

Cumulative Voting. Directors will be elected by cumulative voting in any election on or after the date on which any 30% stockholder becomes a 30% stockholder, and until the time as no 30% stockholder exists. A 30% stockholder is defined in our restated certificate of incorporation as any person who beneficially owns 30% or more of the outstanding shares of our voting stock or who, at any time within the two-year period immediately prior to the date in question, beneficially owned 30% or more of the then-outstanding shares of our voting stock.

Amendment of Charter. Amendments to our restated certificate of incorporation generally must be approved by our board and by a majority of our outstanding stock entitled to vote on the amendment, and, if applicable, by a majority of the outstanding stock of each class entitled to vote on the amendment as a class. However, the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of the then-outstanding shares of voting stock is required to amend or repeal provisions of our restated certificate of incorporation relating to, among other things, (i) the limitation or elimination of directors’ liability to us and our stockholders, (ii) business combinations with interested stockholders as described above, (iii) prohibition of stockholder action by written consent and special meetings of stockholders and (iv) the supermajority voting requirement to amend certain provisions of our restated certificate of incorporation.

Preferred Stock Issuances. In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us which is not approved by our board of directors, it would be possible for our board of directors to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. This authority may be limited by applicable law, our restated certificate of incorporation and the applicable rules of the stock exchanges upon which our common stock is listed. The consent of the holders of our common stock would not be required for any issuance of preferred stock in these situations.

Delaware Anti-Takeover Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware, or the “DGCL,” an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of a corporation’s assets and certain other transactions resulting in a financial benefit to the interested stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock outstanding at any time within three years immediately before the relevant date; and

•	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•	the corporation’s board approves the transaction that resulted in the stockholder becoming an interested stockholder before the date of that transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding shares owned by the corporation’s officers and directors; or

•	on or subsequent to the date of the transaction, the business combination is approved by the corporation’s board and authorized at a meeting of the corporation’s stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or by-laws, elect for the corporation not to be governed by Section 203, which amendment will generally be effective 12 months after adoption. Neither our restated certificate of incorporation nor our by-laws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Limitation of Liability; Indemnification

Our restated certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful stock repurchases or dividends under Section 174 of the DGCL; and

•	any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our by-laws also provide that we must indemnify our directors, officers and employees to the fullest extent permitted by Delaware law and that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the depositary agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC in connection with any offering of depositary shares, and you should read those documents for the full legal text of the matters described in this section and in the prospectus supplement relating to the issue and for provisions that may be important to you. See “Where You Can Find More Information” above for information on how to obtain copies of these documents.

The particular terms of any issue of depositary shares will be described in the prospectus supplement relating to the issue. Those terms may vary from the terms described in this section. As you read this section, please remember that the specific terms of your depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your depositary shares.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other taxes (including transfer taxes) and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be at the expense of those holders.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, to the extent set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. The particular terms of any purchase contracts will be described in the prospectus supplement relating to the purchase contracts. The description set forth above and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, the purchase contracts, any collateral arrangements, if any, and any depositary arrangements relating to such purchase contracts and the document pursuant to which purchase contracts will be issued, which will be filed with the SEC promptly after the offering of any such purchase contracts.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of our common stock or equity securities of a third party, preferred stock, depositary shares or purchase contracts, or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of securities will be a new issue, and other than our common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our securities will develop.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Anadarko Petroleum Corporation and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information with respect to the oil and gas reserves associated with Anadarko’s oil and gas properties is confirmed in the procedures and methods review letter of Miller and Lents, Ltd., an independent petroleum consulting firm, and has been incorporated by reference into this document, upon the authority of said firm as experts with respect to the matters covered by such procedures and methods review letter and in giving such procedures and methods review letter.

8,000,000 7.50% Tangible Equity Units

Prospectus supplement

June 4, 2015

Sole Book-Runner

J.P. Morgan

Co-Managers

BofA Merrill Lynch

Barclays Capital Inc.

Citigroup

Credit Suisse

Deutsche Bank Securities

Goldman, Sachs & Co.

Morgan Stanley

RBC Capital Markets

Wells Fargo Securities